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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SKYWORKS SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 26, 2014

Dear Stockholder:

I am pleased to invite you to attend the 2014 Annual Meeting of stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on Tuesday, May 6, 2014, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts (the "Annual Meeting"). We look forward to your participation in person or by proxy. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

If you plan to attend the Annual Meeting, please check the designated box on the enclosed proxy card. Or, if you utilize our telephone or Internet proxy submission methods, please indicate your plans to attend the Annual Meeting when prompted to do so. If you are a stockholder of record, you should bring the top half of your proxy card as your admission ticket and present it upon entering the Annual Meeting. If you are planning to attend the Annual Meeting and your shares are held in "street name" by your broker (or other nominee), you should ask the broker (or other nominee) for a proxy issued in your name and present it at the meeting.

Whether or not you plan to attend the Annual Meeting, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to complete the enclosed proxy and return it to us promptly in the postage-prepaid envelope provided, or to complete and submit your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If you do attend the Annual Meeting and wish to vote in person, you may revoke a previously submitted proxy at that time by voting in person at the meeting.

Sincerely yours,

David J. McLachlan
Chairman of the Board

P7 | Skyworks Solutions, Inc. – Invitation to Stockholders

Skyworks Solutions, Inc.

20 Sylvan Road Woburn, MA 01801 (781) 376-3000	5221 California Avenue Irvine, CA 92617 (949) 231-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 6, 2014

To the Stockholders of Skyworks Solutions, Inc.:

              The 2014 Annual Meeting of stockholders of Skyworks Solutions, Inc., a Delaware corporation (the "Company"), will be held at 2:00 p.m., local time, on Tuesday, May 6, 2014, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts (the "Annual Meeting") to consider and act upon the following proposals:

                1.     To elect eight individuals nominated to serve as directors of the Company with terms expiring at the 2015 Annual Meeting of stockholders and named in the Proxy Statement;

                2.     To ratify the selection by the Company's Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2014;

                3.     To approve, on an advisory basis, the compensation of the Company's named executive officers; and

                4.     To transact such other business as may properly come before the Annual Meeting.

              Only stockholders of record at the close of business on March 19, 2014, are entitled to notice of and to vote at the Annual Meeting. To ensure your representation at the Annual Meeting, we urge you to submit a proxy promptly in one of the following ways whether or not you plan to attend the Annual Meeting: (a) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose; (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card; or (c) by completing and submitting your proxy via the Internet by visiting the website address listed on the proxy card. The Proxy Statement accompanying this notice describes each of the items of business listed above in more detail. Our Board of Directors recommends: a vote "FOR" the election of the nominees for director named in Proposal 1 of the Proxy Statement; a vote "FOR" Proposal 2, ratifying the selection of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2014; and a vote "FOR" Proposal 3, approving, on an advisory basis, the compensation of the Company's named executive officers.

By Order of the Board of Directors,

MARK V.B. TREMALLO Vice President, General Counsel and Secretary
Woburn, Massachusetts March 26, 2014

P8 | Skyworks Solutions, Inc. – Notice of Annual Meeting

2014 Proxy Statement

P9 | Skyworks Solutions, Inc. – Proxy Statement

Skyworks Solutions, Inc.

20 Sylvan Road Woburn, MA 01801 (781) 376-3000	5221 California Avenue Irvine, CA 92617 (949) 231-3000

Proxy Statement
2014 Annual Meeting of Stockholders

P10 | Skyworks Solutions, Inc. – Proxy Statement

General Information

How do we refer to Skyworks in this Proxy Statement?

The terms "Skyworks," "the Company," "we," "us" and "our" refer to Skyworks Solutions, Inc., a Delaware corporation, and its consolidated subsidiaries.

When and where is our Annual Meeting?

The Company's 2014 Annual Meeting of stockholders is to be held on Tuesday, May 6, 2014, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts at 2:00 p.m., local time, or at any adjournment or postponement thereof (the "Annual Meeting").

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.
The election of the eight nominees named in this Proxy Statement to our Board of Directors to serve until the 2015 Annual Meeting of stockholders.

2.
The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 3, 2014 ("fiscal year 2014").

3.
The approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described below under "Compensation Discussion and Analysis," and in the executive compensation tables and accompanying narrative disclosures in this Proxy Statement.

The stockholders will also act on any other business that may properly come before the meeting.

What is included in our proxy materials?

The Company's Annual Report, which includes financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operation" for the fiscal year ended September 27, 2013 ("fiscal year 2013"), is being mailed together with this Proxy Statement to all stockholders of record entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy are being first mailed to stockholders on or about March 26, 2014. The Proxy Statement and the Company's Annual Report are available at
 www.skyworksinc.com/annualreport.

Who can vote at our Annual Meeting?

Only stockholders of record at the close of business on March 19, 2014 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of March 19, 2014, there were 189,314,466 shares of Skyworks' common stock issued and outstanding. Pursuant to Skyworks' Restated Certificate of Incorporation and By-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting.

Is my vote important?

Yes. Your vote is important no matter how many shares you own. Please take the time to vote in the way that is easiest and most convenient for you, and cast your vote as soon as possible.

P11 | Skyworks Solutions, Inc. – Proxy Statement

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (a) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card, or (c) by completing and submitting your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the Annual Meeting even if you have previously submitted your proxy by mail, telephone or via the Internet (and your vote at the Annual Meeting will automatically revoke your previously submitted proxy, although mere attendance at the meeting without voting in person will not have that result).

How do I vote if I am a beneficial owner of shares held in "street name"?

If your shares are held on your behalf by a third party such as your broker or another person or entity who holds shares of the Company on your behalf and for your benefit, which person or entity we refer to as a "nominee," and your broker (or other nominee) is the stockholder of record of such shares, then you are the beneficial owner of such shares and we refer to those shares as being held in "street name." As the beneficial owner of your "street name" shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information regarding how to instruct your broker (or other nominee) as to the voting of your "street name" shares.

How do I vote if I am a participant in the Skyworks 401(k) Savings and Investment Plan?

If you are a participant in the Skyworks 401(k) Savings and Investment Plan (the "401(k) Plan"), you will receive an instruction card for the Skyworks shares you own through the 401(k) Plan. That instruction card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

Can I change my vote after I have voted?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (a) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting there in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company's principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Attention: Secretary, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

P12 | Skyworks Solutions, Inc. – Proxy Statement

Can I attend the Annual Meeting?

If you plan to attend the Annual Meeting, please be sure to indicate your intent to attend by checking the designated box on your proxy card if you are submitting a proxy via mail, or by indicating when prompted if you are submitting a proxy through either Skyworks' telephone or Internet proxy submission procedures. In either case, save the admission ticket attached to your proxy (the top half) and bring that with you to the Annual Meeting. If your shares are held in "street name" by your broker (or other nominee), you should consult your instruction card to determine how to indicate your intent to attend the Annual Meeting. If your instruction card does not provide any such indication, you should contact your broker (or other nominee) to determine what you will need to do to be able to attend and vote at the Annual Meeting. In order to be admitted to the Annual Meeting, you will need to present your admission ticket or the appropriate documentation from your broker (or other nominee), as well as provide valid picture identification, such as a driver's license or passport.

If I vote by proxy, how will my vote be cast?

The persons named as attorneys-in-fact in this Proxy Statement, David J. Aldrich and Mark V.B. Tremallo, were selected by the Board of Directors and are officers of the Company. As attorneys-in-fact, Messrs. Aldrich and Tremallo will vote any shares represented at the meeting by proxy. Each executed proxy card returned by a stockholder of record or proxy vote recorded via telephone or the Internet by a stockholder of record in the manner provided for on the proxy card prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the choices specified.

How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?

If you are a stockholder of record and deliver a proxy but do not give specific voting instructions, then the proxy holders will vote your shares "FOR" the election of the eight nominees for director named in this Proxy Statement, "FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2014, and "FOR" the approval, on a non-binding basis, of the compensation of our Named Executive Officers.

If your shares are held in "street name," your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote your shares with respect to "discretionary" matters, as described below, but will not be permitted to vote the shares with respect to "non-discretionary" matters. If you beneficially own shares that are held in "street name" by your broker (or other nominee), we strongly encourage you to provide instructions to your broker (or other nominee) as to how to vote on the election of directors and all of the Proposals by signing, dating and returning to your broker (or other nominee) the instruction card provided by your broker (or other nominee).

If you are a participant in the 401(k) Plan, the trustee of the 401(k) Plan will not vote your 401(k) Plan shares if the trustee does not receive voting instructions from you by 11:59 p.m. Eastern Time on May 1, 2014, unless otherwise required by law.

P13 | Skyworks Solutions, Inc. – Proxy Statement

What is a "broker non-vote"?

A "broker non-vote" occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular "discretionary" matter) but does not indicate a vote "FOR" a particular proposal because the broker (or other nominee) either does not have authority to vote on that proposal and has not received voting instructions from you or has "discretionary" authority on the proposal but chooses not to exercise it. "Broker non-votes" are not counted as votes "FOR" or "AGAINST" the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do, however, count "broker non-votes" for the purpose of determining a quorum for the Annual Meeting. If your shares are held in "street name" by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

What vote is required for each matter?

Election of Directors.    Pursuant to the Company's By-laws, a nominee will be elected to the Board of Directors if the votes cast "FOR" the nominee's election at the Annual Meeting exceed the votes cast "AGAINST" the nominee's election (as long as the only director nominees are those individuals set forth in this Proxy Statement). Abstentions and "broker non-votes" will not count as votes "FOR" or "AGAINST." If the shares you own are held in "street name," your broker (or other nominee), as the record holder of your shares, is required to vote your shares according to your instructions. Because Proposal 1 constitutes an uncontested election of directors (an election where the number of nominees for election as directors is equal to or less than the number of directors to be elected), it is not considered to be a "discretionary" matter for certain brokers. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. In such case, a "broker non-vote" may occur, which will have no effect on the outcome of Proposal 1.

Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have "discretionary" authority to vote. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of "ABSTAIN" will have the same effect as a vote of "AGAINST."

Say-on-Pay Vote.    The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposal 3. Proposal 3 is not considered to be a "discretionary" matter for certain brokers. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. In such case, a "broker non-vote" may occur, which will have no effect on the outcome of Proposal 3. Votes that are marked "ABSTAIN" are counted as present and entitled to vote with respect to Proposal 3 and will have the same impact as a vote that is marked "AGAINST" for purposes of Proposal 3.

P14 | Skyworks Solutions, Inc. – Proxy Statement

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

FOR the election of each of the eight director nominees (Proposal 1).

FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal 2).

FOR the approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described below under "Compensation Discussion and Analysis," and in the executive compensation tables and accompanying narrative disclosures (Proposal 3).

How will the votes cast at our Annual Meeting be counted?

An automated system administered by the Company's transfer agent tabulates the votes at the Annual Meeting. The vote on each matter submitted to stockholders will be tabulated separately.

Where can I find the voting results of our Annual Meeting?

We expect to announce the preliminary voting results at our Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the "SEC") within four business days after the end of our Annual Meeting and will be posted on our website.

Will my vote be kept confidential?

Yes. We will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request on your proxy card that your name be disclosed.

What is the quorum requirement for our Annual Meeting?

The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares that abstain from voting on any proposal and "broker non-votes" will be counted as shares that are present for purposes of determining whether a quorum exists at the Annual Meeting. If a "broker non-vote" occurs with respect to any shares of the Company's common stock on any matter, then those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists because they are entitled to vote on other matters) and will not be voted.

When will Skyworks next hold an advisory vote on the frequency of say-on-pay votes?

The next advisory vote on the frequency of say-on-pay votes will be held no later than our 2017 Annual Meeting of stockholders.

P15 | Skyworks Solutions, Inc. – Proxy Statement

What is "householding"?

Some brokers (or other nominees) may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Investor Relations, or oral request to Investor Relations at (949) 231-4700. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the enclosed postage-prepaid envelope (or completed and submitted by telephone or via the Internet, as described on the proxy card). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.

P16 | Skyworks Solutions, Inc. – Proxy Statement

Proposal 1:
Election of Directors

Election of Directors

              Under this Proposal 1, you are being asked to consider eight nominees for election to our Board of Directors (all of our currently serving directors) to serve until the 2015 Annual Meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The names of the eight nominees for election as directors, their current positions and offices, the year such nominees were first elected as directors of the Company and their Board committee memberships are set forth in the table below. All of such nominees are current Skyworks directors. Each nominee for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve. If a nominee is unable or unwilling to serve, the attorneys-in-fact named in this Proxy Statement will vote any shares represented at the meeting by proxy for the election of another individual nominated by the Board of Directors, if any. No nominee or executive officer is related by blood, marriage or adoption to any other director, nominee or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Nominee	Position(s) with the Company	First Year of Service	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David J. Aldrich	President, Chief Executive Officer and Director	2000
David J. McLachlan	Chairman of the Board	2000	M		M
Kevin L. Beebe	Director	2004	M	M
Timothy R. Furey	Director	1998		C	M
Balakrishnan S. Iyer	Director	2002	M		C
Christine King	Director	2014
David P. McGlade	Director	2005		M	M
Robert A. Schriesheim	Director	2006	C	M

"C" indicates Chair and "M" indicates Member of the respective committee

              Immediately below this proposal is biographical information about each of the director nominees, including information regarding each nominee's business experience for the past five years, and the names of other public companies for which each nominee has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each nominee led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that he or she should serve as a director. In addition, we believe that all of our nominees have integrity, business acumen, good judgment, knowledge of our business and industry, experience in one or more areas relevant to our business and strategy, and the willingness to devote the time needed to be an effective director.

  Adoption of Majority Vote Standard for Election of Directors

              In January 2014, our Board of Directors approved an amendment to our By-laws to require that a nominee for election as a director in an uncontested election (an election where the number of nominees for election as directors is equal to or less than the number of directors to be elected) will be elected if the

P17 | Skyworks Solutions, Inc. – Proxy Statement

votes cast "FOR" such nominee's election exceed the number of votes cast "AGAINST" the nominee's election. In a contested election (in which the number of nominees for election as directors exceeds the number of directors to be elected at such meeting), directors are elected by a plurality of all votes cast in such election.

              The election of directors at this Annual Meeting will be uncontested. As a result, each nominee for election as a director at the Annual Meeting will only be elected if the votes cast "FOR" such nominee exceed the number of votes cast "AGAINST" such nominee. As required by our corporate governance guidelines, which are available on the Investor Relations portion of the Company's website at http://www.skyworksinc.com, each incumbent director who is a nominee for election as a director at the Annual Meeting submitted to the Board of Directors an irrevocable resignation that would become effective if the votes cast "FOR" such nominee's election do not exceed the votes cast "AGAINST" such nominee's election and our Board of Directors determines to accept his or her resignation, pursuant to the procedures set forth in the corporate governance guidelines.

              Shares represented by all proxies received by the Board of Directors that are properly completed, but do not specify a choice as to the election of directors and are not marked as to withhold authority to vote for the nominees, will be voted "FOR" the election of all eight of the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE ELECTION OF EACH OF THE EIGHT NOMINEES IN PROPOSAL 1

P18 | Skyworks Solutions, Inc. – Proxy Statement

 Nominees for Election

              David J. McLachlan, age 75, has been a director since 2000 and Chairman of the Board since May 2008. Mr. McLachlan served as a senior advisor to the Chairman and Chief Executive Officer of Genzyme Corporation (a publicly traded biotechnology company) from 1999 to 2004. He also was the Executive Vice President and Chief Financial Officer of Genzyme from 1989 to 1999. Prior to joining Genzyme, Mr. McLachlan served as Vice President and Chief Financial Officer of Adams-Russell Company (an electronic component supplier and cable television franchise owner). Mr. McLachlan also serves on the Board of Directors of Dyax Corp. (a publicly traded biotechnology company) and Deltagen, Inc. (a publicly traded provider of drug discovery tools and services to the biopharmaceutical industry).

              We believe that Mr. McLachlan, the current Chairman of the Board, is qualified to serve as a director because he possesses a broad range of business experience as a result of his service as both chief financial officer and director for several public companies. In particular, Mr. McLachlan has in-depth experience handling complex accounting and finance issues for a broad range of companies. He has also served on the boards and audit and governance committees of other public companies (including as chairman of the audit committee), and serves as a designated "audit committee financial expert" for Skyworks' Audit Committee. In addition, Mr. McLachlan has extensive knowledge regarding Skyworks' business, which he has acquired by serving for more than 13 years on its Board of Directors.

              David J. Aldrich, age 57, has served as President and Chief Executive Officer, and as a director of the Company since April 2000. From September 1999 to April 2000, Mr. Aldrich served as President and Chief Operating Officer. From May 1999 to September 1999, Mr. Aldrich served as Executive Vice President of the Company, and from May 1996 to May 1999, Mr. Aldrich served as Vice President and General Manager of the semiconductor products business unit. Mr. Aldrich joined the Company in 1995 as Vice President, Chief Financial Officer and Treasurer. From 1989 to 1995, Mr. Aldrich held senior management positions at M/A-COM, Inc. (a developer and manufacturer of radio frequency and microwave semiconductors, components and IP networking solutions), including Manager of Integrated Circuits Active Products, Corporate Vice President of Strategic Planning, Director of Finance and Administration and Director of Strategic Initiatives with the Microelectronics Division. Mr. Aldrich has also served since February 2007 as a director of Belden Inc. (a publicly traded designer and manufacturer of cable products and transmission solutions).

              We believe that Mr. Aldrich, who has led Skyworks for more than 13 years, is qualified to serve as a director because of his leadership experience, his strategic decision making ability, his knowledge of the semiconductor industry and his in-depth knowledge of Skyworks' business. Mr. Aldrich brings to the Board of Directors his thorough knowledge of Skyworks' business, strategy, people, operations, competition, financial position and investors. Further, as a result of his service as a director for Belden, Inc., a multi-national public company, Mr. Aldrich provides the Board of Directors with another organizational perspective and other cross-board experience.

              Kevin L. Beebe, age 55, has been a director since January 2004. Since November 2007, he has been President and Chief Executive Officer of 2BPartners, LLC (a partnership that provides strategic, financial and operational advice to private equity investors and management). Previously, beginning in 1998, he was Group President of Operations at ALLTEL Corporation, a telecommunications services company. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co., a wireless communication company. He has held a variety of executive and senior management positions at several divisions of Sprint, including Vice President of Operations and Vice

P19 | Skyworks Solutions, Inc. – Proxy Statement

President of Marketing and Administration for Sprint Cellular, Director of Marketing for Sprint North Central Division, Director of Engineering and Operations Staff and Director of Product Management and Business Development for Sprint Southeast Division, as well as Staff Director of Product Services at Sprint Corporation. Mr. Beebe began his career at AT&T/Southwestern Bell as a Manager. Mr. Beebe also serves as a director for SBA Communications Corporation (a publicly traded operator of wireless communications towers in North, South and Central America), NII Holdings, Inc. (a publicly traded provider of wireless telecommunications services in Latin America) and Syniverse Technologies, Inc. (a privately held provider of support services for wireless carriers).

              We believe that Mr. Beebe is qualified to serve as a director because of his 17 years of experience as an operating executive in the wireless telecommunications industry. For example, as Group President of Operations at ALLTEL, he was instrumental in expanding ALLTEL's higher margin retail business, which significantly enhanced ALLTEL's competitive position in a dynamic, consolidating industry. In addition, as Chief Executive Officer of 2BPartners, LLC, Mr. Beebe continues to gain a broad range of business experience and to build business relationships by advising leading private equity firms that are transacting business in the global capital markets. Mr. Beebe provides cross-board experience by serving as a director for several public and private companies (including service on both audit and governance committees). Further, Mr. Beebe has served as a director of Skyworks since 2004 and has gained significant familiarity with Skyworks' business.

              Timothy R. Furey, age 55, has been a director since 1998. He has been Chief Executive Officer of MarketBridge, a privately owned digital marketing software and services firm, since 1991. MarketBridge provides digital marketing, predictive analytics, and sales effectiveness solutions to Fortune 1000 companies in the software, communications, financial services, life sciences, and consumer products sectors. Mr. Furey also serves as Managing Partner of the Technology Marketing Group which advises and invests in emerging growth companies in the social media, mobile, and marketing automation markets. Prior to 1991, Mr. Furey worked with the Boston Consulting Group, Strategic Planning Associates, Kaiser Associates, and the Marketing Science Institute.

              We believe that Mr. Furey is qualified to serve as a director because his experience as Chief Executive Officer of MarketBridge, as well as his engagements with MarketBridge's clients (many of which are Fortune 1000 companies), provide him with a broad range of knowledge regarding business operations and growth strategies. In addition, Mr. Furey has extensive knowledge regarding Skyworks' business, which he has acquired through over 15 years of service on the Board of Directors, including, for the past 10 years, as the Chairman of the Compensation Committee.

              Balakrishnan S. Iyer, age 57, has been a director since June 2002. He served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. from October 1998 to June 2003. Prior to joining Conexant, Mr. Iyer served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc. Prior to that, he was Corporate Controller for Cypress Semiconductor Corp. and Director of Finance for Advanced Micro Devices, Inc. Mr. Iyer serves on the Board of Directors of Power Integrations, Inc., QLogic Corporation, and IHS Inc. (each a publicly traded company). He served as a Director of Conexant from February 2002 until April 2011, and as a Director of Life Technologies Corp. from July 2001 until February 2014, when it was acquired by Thermo Fisher Scientific Inc.

              We believe that Mr. Iyer is qualified to serve as a director because his experience as an executive officer of companies in the technology industry provides him with leadership, strategic and financial experience. Through his experiences as a director at the public companies listed above (including as a member of certain audit, governance and compensation committees) he provides the Board of Directors

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with significant financial expertise as a designated "audit committee financial expert" for Skyworks' Audit Committee, bringing specific application to our industry, as well as a broad understanding of corporate governance topics.

              Christine King, age 64, has been a director since January 2014. She served as a Director and Chief Executive Officer of Standard Microsystems Corporation, a developer of silicon-based integrated circuits utilizing analog and mixed-signal technologies, from 2008 until the company's acquisition by Microchip Technology, Inc., in 2012. Prior to Standard Microsystems, Ms. King was Chief Executive Officer of AMI Semiconductor, Inc., from 2001 until it was acquired by ON Semiconductor Corp. in 2008. From 1973 to 2001, Ms. King held various engineering, business, and management positions at IBM Corp., including Vice President of Semiconductor Products. Ms. King serves on the Boards of Directors of Cirrus Logic, Inc., IDACORP, Inc., and QLogic Corporation, each a publicly traded company, and on the Board of Directors of Idaho Power Company, a subsidiary of IDACORP. She previously served as a Director of Analog Devices, Inc., and Atheros Communications, Inc., prior to its acquisition by Qualcomm, Inc.

              We believe that Ms. King is qualified to serve as a director because of her extensive management and operational experience in the high-tech and semiconductor industries. In particular, through her experience as Chief Executive Officer of Standard Microsystems and AMI Semiconductor, as well as her service as a director of other public companies, Ms. King provides the Board of Directors with significant strategic, operational and financial expertise.

              David P. McGlade, age 53, has been a director since February 2005. He currently serves as the Chairman and Chief Executive Officer of Intelsat S.A. (a publicly traded worldwide provider of fixed satellite services) and was the Deputy Chairman of Intelsat from August 2008 until April 2013. Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive Officer of O2 UK (a subsidiary of mmO2), a position he held from October 2000 until March 2005. Before joining O2 UK, Mr. McGlade was President of the Western Region for Sprint PCS.

              We believe that Mr. McGlade is qualified to serve as a director because of his 30 years of experience in the telecommunications business, which have allowed him to acquire significant operational, strategic and financial business acumen. Most recently, as a result of his work as the Chief Executive Officer of Intelsat, a publicly traded operator of a network of commercial communications satellites and terrestrial connections, Mr. McGlade gained significant leadership and operational experience, as well as knowledge about the global capital markets.

              Robert A. Schriesheim, age 53, has been a director since May 2006. He has been Executive Vice President and Chief Financial Officer of Sears Holdings since August 2011. From January 2010 to October 2010, Mr. Schriesheim was Chief Financial Officer of Hewitt Associates, Inc. (a global human resources consulting and outsourcing company that was acquired by Aon Corporation). From October 2006 until December 2009, he was the Executive Vice President and Chief Financial Officer of Lawson Software, Inc. (a publicly traded ERP software provider). From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC, a seed stage venture capital fund. Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen, and Brooke Group Ltd. Mr. Schriesheim was also a director of Lawson Software until its sale in July of 2011. In addition, from 2004 until 2007, he was also a director of Dobson Communications Corp. (a former publicly traded wireless services communications company that was acquired by AT&T Inc.) and from 2007 until 2009 he served as a director of MSC Software Corp. (a former

P21 | Skyworks Solutions, Inc. – Proxy Statement

publicly traded provider of integrated simulation solutions for designing and testing manufactured products that was acquired by Symphony Technology Group).

              We believe that Mr. Schriesheim is qualified to serve as a director because of his extensive knowledge of the capital markets, experience with corporate financial capital structures and long history of evaluating and structuring merger and acquisition transactions within the technology sector. Mr. Schriesheim also has significant experience, as a senior executive and director in both public and private companies in the technology sector, leading companies through major strategic and financial corporate transformations while doing business in the global marketplace. He also serves as a designated "audit committee financial expert" for Skyworks' Audit Committee.

              In addition to the information presented above regarding each director's specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. They have each demonstrated business acumen, an ability to exercise sound judgment and a commitment of service to Skyworks.

P22 | Skyworks Solutions, Inc. – Proxy Statement

 Corporate Governance

  General

  Board of Director Meetings

              The Board of Directors met five (5) times during fiscal year 2013. During fiscal year 2013 (or the portion thereof during which the director served), each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served. The Company's policy with respect to directors' attendance at the Annual Meeting is available on the Investor Relations portion of the Company's website at http://www.skyworksinc.com (see Corporate Governance Guidelines). At the 2013 Annual Meeting, each director then in office was in attendance.

  Director Independence

              Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of the applicable Listing Rules of the NASDAQ Stock Market LLC (the "NASDAQ Rules") and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company's Board of Directors is a director or executive officer. After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board of Directors, namely, Kevin L. Beebe, Timothy R. Furey, Balakrishnan S. Iyer, Christine King, David J. McLachlan, David P. McGlade and Robert A. Schriesheim, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and that each such director is an independent director of the Company within the meaning of applicable NASDAQ Rules.

  Corporate Governance Guidelines

              The Board of Directors has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company's business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the Company's business operations, as needed, and to make decisions that are independent of the Company's management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company's stockholders. A copy of the Company's Corporate Governance Guidelines is available on the Investor Relations portion of the Company's website at http://www.skyworksinc.com.

              In accordance with these Corporate Governance Guidelines, independent members of the Board of Directors of the Company met in executive session without management present four (4) times during fiscal year 2013. The Chairman of the Board serves as presiding director for these meetings.

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  Stockholder Communications

              Our stockholders may communicate directly with the Board of Directors as a whole or to individual directors by writing directly to those individuals at the following address: c/o Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801. The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board of Directors, any mail received at the Company's corporate office to the address specified by such director and the Chairman of the Board.

  Code of Ethics

              We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We make available our code of business conduct and ethics free of charge through our website at http://www.skyworksinc.com. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed by posting any such amendment or waivers on our website pursuant to SEC requirements and NASDAQ Rules.

  Executive Officer and Director Stock Ownership Requirements

              As described in detail below under "Compensation Discussion and Analysis," we have adopted Executive Officer and Director Stock Ownership programs that require our executive officers (including our Named Executive Officers) and non-employee directors to hold a significant equity interest in Skyworks with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders. As of March 19, 2014, all of our Named Executive Officers and directors were in compliance with the stock ownership requirements (with the exception of Ms. King, who is not required to comply with the guidelines until the fifth anniversary of her appointment to the Board of Directors).

  Board Leadership Structure

              Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that the roles of Chairman of the Board and Chief Executive Officer should be separated at the current time. Accordingly, our Board of Directors has appointed Mr. McLachlan, an independent director within the meaning of applicable NASDAQ Rules (see above under "Director Independence"), as the Chairman of the Board of Directors. Mr. McLachlan's duties as Chairman of the Board include the following:

  •
  Chairing meetings of the independent directors in executive session.

  •
  Facilitating communications between other members of our Board of Directors and the Chief Executive Officer.

  •
  Preparing or approving the agenda for each Board meeting.

  •
  Determining the frequency and length of Board meetings and recommending when special meetings of our Board of Directors should be held.

  •
  Reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our Board of Directors.

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              Our Board of Directors decided to separate the roles of Chairman and Chief Executive Officer because it believes that this leadership structure offers the following benefits:

  •
  Increases the independent oversight of the Company and enhances the objective evaluation by the Board of Directors of our Chief Executive Officer.

  •
  Frees the Chief Executive Officer to focus on company operations instead of Board administration.

  •
  Provides the Chief Executive Officer with an experienced sounding board.

  •
  Provides greater opportunities for communication between stockholders and our Board of Directors.

  •
  Enhances the independent and objective assessment of risk by our Board of Directors.

  •
  Provides an independent spokesman for the Company.

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 Committees of the Board of Directors

              The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

  Audit Committee

              We have established an Audit Committee consisting of the following individuals, each of whom the Board of Directors has determined is "independent" within the meaning of applicable NASDAQ Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act: Messrs. Schriesheim (Chairman), Beebe, Iyer, and McLachlan.

              The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company's financial statements, the Company's internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The Audit Committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee's authority are more particularly described in the Company's Audit Committee Charter, which the Board of Directors adopted and is reviewed annually by the committee and is available on the Investor Relations portion of our website at http://www.skyworksinc.com.

              The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP for fiscal year 2013. The Audit Committee met nine (9) times during fiscal year 2013.

  Audit Committee Financial Expert

              The Board of Directors has determined that each of Messrs. Schriesheim (Chairman), Iyer and McLachlan, meets the qualifications of an "audit committee financial expert" under SEC Rules and the qualifications of "financial sophistication" under the applicable NASDAQ Rules, and qualifies as "independent" as defined under the applicable NASDAQ Rules.

  Compensation Committee

              We have established a Compensation Committee consisting of the following individuals, each of whom the Board of Directors has determined is "independent" within the meaning of applicable NASDAQ Rules: Messrs. Furey (Chairman), Beebe, McGlade and Schriesheim. The Compensation Committee met seven (7) times during fiscal year 2013. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short and long-term incentive compensation of the Chief Executive Officer, all other executive officers and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks' equity-based compensation plans. The Compensation Committee's authority to grant equity awards to the Company's executive officers may not be delegated to the Company's management or others. The Board of Directors has adopted a written charter for the Compensation

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Committee, and it is available on the Investor Relations portion of the Company's website at http://www.skyworksinc.com.

              The Compensation Committee has engaged Aon/Radford Consulting ("Aon/Radford") to assist it in determining the components and amounts of executive compensation. The consultant reports directly to the Compensation Committee, through its Chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time.

              The process and procedures followed by the Compensation Committee in considering and determining executive and director compensation are described below under "Compensation Discussion and Analysis."

  Nominating and Corporate Governance Committee

              We have established a Nominating and Corporate Governance Committee consisting of the following individuals, each of whom the Board of Directors has determined is "independent" within the meaning of applicable NASDAQ Rules: Messrs. Iyer (Chairman), Furey, McGlade and McLachlan. The Nominating and Corporate Governance Committee met four (4) times during fiscal year 2013. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or reelection to the Board of Directors and its committees, including any recommendations that may be submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of the corporate governance policies. These and other aspects of the Nominating and Corporate Governance Committee's authority are more particularly described in the Nominating and Corporate Governance Committee Charter, which the Board of Directors adopted and is available on the Investor Relations portion of the Company's website at http://www.skyworksinc.com.

  Director Nomination Procedures

              The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent the interests of the Company's stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:

  •
  A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company.

  •
  A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a Board committee.

  •
  The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board of Directors:

    o
    economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;

P27 | Skyworks Solutions, Inc. – Proxy Statement

      o
      leadership or substantial achievement in their particular fields;

      o
      demonstrated ability to exercise sound business judgment;

      o
      integrity and high moral and ethical character;

      o
      potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

      o
      capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;

      o
      ability to work well with others;

      o
      high degree of interest in the business of the Company;

      o
      dedication to the success of the Company;

      o
      commitment to the responsibilities of a director; and

      o
      international business or professional experience.

              The committee does not have a formal policy with respect to diversity, but believes that our Board of Directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds in order to better inform its decisions. The committee will also take into account the fact that a majority of the Board of Directors must meet the independence requirements of the applicable NASDAQ Rules. The Company expects that a director's existing and future commitments will not materially interfere with such director's obligations to the Company. For candidates who are incumbent directors, the committee considers each director's past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The committee identifies candidates for director nominees in consultation with the Chief Executive Officer of the Company and the Chairman of the Board of Directors, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks, or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board of Directors.

  Stockholder Nominees

              The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. To date, the Nominating and Corporate Governance Committee has not received a recommendation for a director nominee from any stockholder of the Company.

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              Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors in 2015 may do so in accordance with the provisions of our By-laws by submitting a written recommendation to our Corporate Secretary at the address below no earlier than January 6, 2015, and no later than February 5, 2015. In the event that the 2015 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company's 2014 Annual Meeting, then the required notice must be delivered in writing to our Corporate Secretary at the address below no earlier than 120 days prior to the date of the 2015 Annual Meeting and no later than the later of 90 days prior to the 2015 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2015 Annual Meeting is first made by the Company. For nominees for election to the Board of Directors proposed by stockholders to be considered, the recommendation for nomination must be in writing and must include the following information:

  •
  name of the stockholder, whether an entity or an individual, making the recommendation;

  •
  a written statement disclosing such stockholder's beneficial ownership of the Company's capital stock;

  •
  name of the individual recommended for consideration as a director nominee;

  •
  a written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

  •
  a written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the applicable NASDAQ Rules;

  •
  a written statement disclosing the recommended candidate's beneficial ownership of the Company's capital stock; and

  •
  a written statement disclosing relationships between the recommended candidate and the Company that may constitute a conflict of interest.

              Nominations may be sent to the attention of the committee via U.S. mail or expedited delivery service to Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801, Attn: Nominating and Corporate Governance Committee, c/o Secretary of Skyworks Solutions, Inc.

P29 | Skyworks Solutions, Inc. – Proxy Statement

 Role of the Board of Directors in Risk Oversight

              Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, capital allocation, organizational structure, certain operational risks and acquisitions; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; our Compensation Committee oversees risk management activities relating to our compensation policies and practices as well as management succession planning; and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition. Each committee reports to the Board of Directors on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the Board of Directors discuss particular risks.

              Our Compensation Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any such risks are mitigated by:

  •
  The multiple elements of our compensation packages, including base salary, our annual short-term incentive compensation plan and (for our executive officer and other key employees) equity awards that vest (or are issuable) over multiple years and are intended to motivate employees to take a long-term view of our business.

  •
  The structure of our short-term incentive compensation plan (described in greater detail in this Proxy Statement under "Compensation Discussion and Analysis"), which is based on (i) a number of different financial and operating performance metrics to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are appropriately aggressive yet will not require undue risk-taking to achieve. Our short-term incentive compensation plan provides for payments to be made to participants biannually based on the achievement of certain performance goals, but features a mechanism whereby actual payments for the first six-month performance period are capped at 80% of the award earned, with 20% of the award held back until the end of the fiscal year to ensure sustained financial performance. If the level of financial performance in the first half of the year is not sustained into the second half of the year, then the 20% withheld will not be paid out to the participant. Further, the structure of the short-term incentive compensation plan aids in driving sustained long-term financial performance as the goals and targets from the prior year's plan are significant factors used in determining goals for the current year's plan.

P30 | Skyworks Solutions, Inc. – Proxy Statement

 Compensation Committee Interlocks and Insider Participation

              The Compensation Committee of the Board of Directors currently consists of, and during fiscal year 2013 consisted of, Messrs. Beebe, Furey (Chairman), McGlade and Schriesheim. No member of this committee was at any time during fiscal year 2013 an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No executive officer of Skyworks has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of Skyworks.

Certain Relationships and Related Person Transactions

              Other than compensation agreements and other arrangements described below under "Information about Executive and Director Compensation," since September 29, 2012, there has not been a transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In January 2008, the Board of Directors adopted a written related person transaction approval policy that sets forth the Company's policies and procedures for the review, approval or ratification of any transaction required to be reported in its filings with the SEC. The Company's policy with regard to related person transactions is that all related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be reviewed by the Company's General Counsel and approved in advance by the Audit Committee. In addition, the Company's code of business conduct and ethics requires that employees discuss with the Company's Compliance Officer any significant relationship (or transaction) that might raise doubt about such employee's ability to act in the best interest of the Company.

P31 | Skyworks Solutions, Inc. – Proxy Statement

Proposal 2:
Ratification of Independent
Registered Public Accounting Firm

              The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2014 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for fiscal year 2013, and has been the independent registered public accounting firm for the Company's predecessor, Alpha Industries, Inc., since 1975. We are asking the stockholders to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2014.

              Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

              Stockholder ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm is not required by the Company's By-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter at the Annual Meeting is required to approve the selection of KPMG LLP as the Company's independent registered public accounting firm. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and stockholders' best interests.

Audit Fees

              KPMG LLP provided audit services to the Company consisting of the annual audit of the Company's 2013 consolidated financial statements contained in the Company's Annual Report on Form 10-K and reviews of the financial statements contained in the Company's Quarterly Reports on Form 10-Q for fiscal year 2013. The following table summarizes the fees of KPMG LLP billed to the Company for the last two fiscal years.

Fee Category	Fiscal Year 2013 ($)	% of Total	Fiscal Year 2012 ($)	% of Total
Audit Fees(1)	1,449,000	93	1,622,100	94
Audit-Related Fees(2)	4,000	—	6,000	—
Tax Fees(3)	109,000	7	104,000	6
All Other Fees(4)	1,650	—	2,000	—

Total Fees	1,563,650	100	1,734,100	100

(1)
Audit fees consist of fees for the audit of our annual financial statements, review of the interim financial statements included in our quarterly reports on Form 10-Q, statutory audits and related filings in various foreign locations and audit procedures related to acquisition activity during

P32 | Skyworks Solutions, Inc. – Proxy Statement

  fiscal years 2013 and 2012. Fiscal year 2013 and 2012 audit fees also included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." Audit-related fees reported in fiscal years 2013 and 2012 relate to the review of registration statement auditor consents to incorporate by reference in prior year financial statement opinions in Form S-8 filings.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which primarily relate to the review of our U.S. tax returns and certain trade and customs forms, accounted for $100,000 and $79,000 of the total tax fees for fiscal year 2013 and 2012, respectively. Fiscal year 2012 tax fees also include approximately $25,000 of fees for tax advice and planning services related to acquisition activity during the year.

(4)
All other fees for fiscal years 2013 and 2012 relate to fees incurred for licenses to accounting and research software.

              In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services to be provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, must be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP during fiscal year 2013 and fiscal year 2012.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2014

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 Report of the Audit Committee

              The Audit Committee of Skyworks' Board of Directors is responsible for providing independent, objective oversight of Skyworks' accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent within the meaning of applicable NASDAQ Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter approved by the Board of Directors.

              Management is responsible for the Company's internal control and financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of Skyworks' consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

              In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company's independent registered public accounting firm, and reviewed and discussed the audited financial statements for fiscal year 2013, results of the internal and external audit examinations, evaluations of the Company's internal controls and the overall quality of Skyworks' financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees," issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from the Company and its management, including the matters in the written disclosures and letter which were received by the committee from such firm.

              Based upon the Audit Committee's review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for fiscal year 2013, as filed with the SEC.

THE AUDIT COMMITTEE
Kevin L. Beebe Balakrishnan S. Iyer David J. McLachlan Robert A. Schriesheim, Chairman

P34 | Skyworks Solutions, Inc. – Proxy Statement

 Proposal 3:
Advisory Vote on the Compensation of Our
Named Executive Officers ("Say-on-Pay Vote")

              We are providing our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as described below under "Information about Executive and Director Compensation." At our 2013 Annual Meeting of stockholders, approximately 94% of the votes cast by our stockholders were in favor of the compensation of our Named Executive Officers.

              As we describe below under "Compensation Discussion and Analysis," our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In addition, our Board of Directors believes that the Company's financial performance over the last fiscal year demonstrates that our executive compensation program was designed appropriately and is working effectively to support long-term value creation.

              Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

    RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.

              As an advisory vote, this proposal is not binding and will not overrule any decision by the Company or the Board of Directors (or any committee thereof), nor will it create or imply any change or addition to the fiduciary duties of the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. Unless the Board of Directors modifies its policy on the frequency of future say-on-pay votes, the next say-on-pay advisory vote will be held at our 2015 Annual Meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
BY VOTING "FOR" PROPOSAL NO. 3

P35 | Skyworks Solutions, Inc. – Proxy Statement

Information About Executive
and Director Compensation

Summary and Highlights

  Financial Performance

  •
  Our net revenue increased by 14% to approximately $1.8 billion during fiscal year 2013 as we continue to experience year-over-year growth as smartphones continue to displace traditional cellular phones, tablet computing increases in popularity and our product portfolio expands to address additional content within handset, tablet and adjacent vertical markets including medical, automotive, military and industrial.

  •
  Our operating expenses decreased to 23.5% for fiscal year 2013 from 26.2% in fiscal year 2012. In absolute terms operating expense increased from $412 million to $422 million primarily in connection with increased research and development expense as a result of increased product development activity.

  •
  Our effective tax rate for fiscal year 2013 improved to 19.3% from 20.7% in fiscal year 2012 primarily as a result of a higher percentage of our income being earned and taxed in lower-rate foreign jurisdictions.

  •
  As a result of the aforementioned factors, our overall profitability increased significantly from fiscal year 2012 with both net income and diluted earnings per share increasing 38% year over year.

  •
  Our ending cash and cash equivalents balance increased 66% to $511 million in fiscal year 2013 from $307 million in fiscal year 2012. This was the result of a 75% increase in cash from operations to $500 million in fiscal year 2013 due to higher net income and improvements in working capital. In addition, we invested $185 million to repurchase over 8 million shares of our common stock and $124 million on capital expenditures to expand our manufacturing capabilities.

  •
  Total stockholder return ("TSR") for the five-year period ending September 27, 2013, was 232%, compared with a weighted average TSR of 90% for the 19 publicly traded semiconductor companies in our peer group and a weighted average TSR of 75% for the companies in the S&P 500 Semiconductors Index.

  Compensation Program Alignment with Long-Term Interests of Stockholders

  •
  We emphasize pay-for-performance and tie a significant amount of our Named Executive Officers' annual compensation to our performance in the form of incentive-based compensation, with the majority being in equity-based compensation. We believe that, through the combination of our equity-based incentive compensation program and executive stock ownership guidelines, the interests of our executives are strongly aligned with those of our long-term stockholders—namely, increasing stockholder value over time.

P36 | Skyworks Solutions, Inc. – Proxy Statement

  •
  The charts below show the target total direct compensation mix for fiscal year 2013 for our Chief Executive Officer and the average for the other Named Executive Officers. (The target total direct compensation mix for fiscal year 2013 reflects actual salary, target short-term incentive award and the grant date fair value of stock option and performance share awards.)

  •
  We provide short-term incentive compensation to motivate executives to achieve key near-term (i.e., a year or less) financial and/or operational objectives. Based on the Company's performance under the non-GAAP operating income and non-GAAP gross margin goals established by the Compensation Committee, the total short-term incentive award payment to each of the Named Executive Officers for fiscal year 2013 was approximately 97.23% of the target payment level for such Named Executive Officer.

  •
  We provide longer-term equity-based compensation in the form of performance share awards and stock options to incentivize our executive officers to achieve goals each year that we believe will result in significant increases in stockholder value over the longer term, and to align their interests with those of our stockholders.

    o
    Stock options closely align the long-term interests of our executives with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the life of the option. In addition, awards of stock options align with our growth strategy and provide significant financial upside if our growth objectives are achieved, while placing a significant portion of our executives' compensation at risk if our objectives are not achieved.

P37 | Skyworks Solutions, Inc. – Proxy Statement

      o
      Shares are received under performance share awards only upon satisfaction of "performance" and "continued employment" conditions (i.e., to receive all shares earned based on actual performance, the executive would typically need to remain employed for three years following the grant of a performance share award). Based on the Company's non-GAAP operating income achieved and key product design wins obtained during fiscal year 2013, each Named Executive Officer earned 93.55% of the "maximum" level of shares under the performance share awards granted in November 2012.

  •
  The Compensation Committee of our Board of Directors, with assistance from its independent compensation consultant, annually reviews our executive compensation program to ensure that it is competitive with the companies in our industry with which we compete for executive talent. We generally target the median of our comparison group for our base salary and short-term incentive compensation levels. For fiscal year 2013, we granted equity-based incentive awards with a target incentive level at approximately the median of our comparison group, with the opportunity to earn above the target incentive levels based on performance. We feel that this level of executive compensation, with its emphasis on long-term results, alignment with stockholder interests, and long-term retention, enables us to attract and retain the executive talent necessary to meet our business objectives.

  Corporate Governance Best Practices

  •
  As part of its commitment to strong corporate governance and best practices, our Compensation Committee has engaged an independent compensation consultant, Aon/Radford, to perform an annual comprehensive analysis of our executive compensation practices and pay levels, using analytical tools such as market data, tally sheets, compensation history and walk-away analysis for each executive.

  •
  Our Compensation Committee has implemented equity compensation grant procedures, an annual process to assess the efficacy of our company-wide compensation programs and a risk management program, which includes an ongoing evaluation of the relationship between our compensation programs and risk.

  •
  We have adopted Executive Officer and Director Stock Ownership programs that require our executive officers and non-employee directors to hold a significant equity interest in the Company with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders.

  •
  We prohibit our directors, officers and employees from hedging or pledging their economic interests in Company securities and from engaging in any short-term, speculative securities transactions, including purchasing securities on margin, engaging in short sales or buying or selling put or call options.

P38 | Skyworks Solutions, Inc. – Proxy Statement

Compensation Discussion and Analysis

              This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer and our three next most highly paid executive officers during fiscal year 2013 as determined under the rules of the SEC. We refer to this group of executive officers as our "Named Executive Officers." For fiscal year 2013, our Named Executive Officers were:

  •
  David J. Aldrich, President, Chief Executive Officer and Director;

  •
  Donald W. Palette, Vice President and Chief Financial Officer;

  •
  Liam K. Griffin, Executive Vice President and Corporate General Manager;

  •
  Bruce J. Freyman, Senior Vice President, Worldwide Operations; and

  •
  Mark V.B. Tremallo, Vice President, General Counsel and Secretary.

  Approach for Determining Form and Amounts of Compensation

              The Compensation Committee, which is composed solely of independent directors within the meaning of applicable NASDAQ Rules, outside directors within the meaning of Section 162 of the Internal Revenue Code ("IRC") and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for determining all components and amounts of compensation to be paid to our Named Executive Officers, as well as any other executive officers or employees who report directly to the Chief Executive Officer. The Compensation Committee sets compensation for the Named Executive Officers, including salary, short-term incentives and long-term stock-based awards, at levels generally intended to be competitive with the compensation of comparable executives in semiconductor companies with which the Company competes for executive talent.

  Compensation Program Objectives

              The objectives of our executive compensation program are to attract, retain and motivate highly qualified executives to operate our business, and to link the compensation of those executives to improvements in the Company's financial performance and increases in stockholder value. Accordingly, the Compensation Committee's goals in establishing our executive compensation program include:

  •
  ensuring that our executive compensation program is competitive with a group of companies in the semiconductor industry with which we compete for executive talent;

  •
  providing a base salary that serves as the foundation of a compensation package that attracts and retains the executive talent needed to achieve our business objectives;

  •
  providing short-term variable compensation that motivates executives and rewards them for achieving Company financial performance targets;

  •
  providing long-term stock-based compensation that aligns the interest of our executives with stockholders and rewards them for increases in stockholder value; and

  •
  ensuring that our executive compensation program is perceived as fundamentally fair to all of our employees.

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  Retention of Compensation Consultant

              The Compensation Committee has engaged Aon/Radford to assist in determining the components and amount of executive compensation. Aon/Radford reports directly to the Compensation Committee, through its chairperson, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The consultant advises the Compensation Committee on such compensation matters as are requested by the Compensation Committee. The Compensation Committee considers the consultant's advice on such matters in addition to any other information or factors it considers relevant in making its compensation determinations.

              The Compensation Committee has considered the relationships that Aon/Radford has with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that Aon/Radford has in place to maintain its independence and objectivity, and has determined that Aon/Radford's work for the Compensation Committee has not raised any conflicts of interest.

  Role of Chief Executive Officer

              The Compensation Committee also considers the recommendations of the Chief Executive Officer regarding the compensation of each of his direct reports, including the other Named Executive Officers. These recommendations include an assessment of each individual's responsibilities, experience, performance and contribution to the Company's performance, and also generally take into account internal factors such as historical compensation and level in the organization, in addition to external factors such as the current environment for attracting and retaining executives.

  Establishment of Comparator Group Data

              In determining compensation for each of the Named Executive Officers, the committee utilizes "Comparator Group" data for each position. For fiscal year 2013, the Compensation Committee approved Comparator Group data consisting of a 50/50 blend of (i) Aon/Radford survey data of 28 semiconductor companies (where sufficient data was not available in the Aon/Radford semiconductor survey data—for example, for a VP/General Manager position—the Comparator Group data also included survey data regarding high-technology companies) and (ii) the "peer" group data for 19 publicly traded semiconductor companies with which the Company competes for executive talent:

*Altera	*International Rectifier	*NVIDIA
*Analog Devices	*Intersil	*ON Semiconductor
*Avago Technologies	*Linear Technology	*RF Micro Devices
*Broadcom	*LSI	*TriQuint Semiconductor
*Cree	*Marvell Technology	*Xilinx
*Cypress Semiconductor	*Maxim Integrated Products
*Fairchild Semiconductor	*Microchip Technology

  Use of Comparator Group Data

              The Compensation Committee annually compares the components and amounts of compensation that we provide to our Chief Executive Officer and other Named Executive Officers with the components and amounts of compensation provided to their counterparts in the Comparator Group and uses this comparison data as a guideline in its review and determination of base salaries, short-term incentives and long-term stock-based compensation awards, as discussed in further detail below under

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"Components of Compensation." In addition, in setting fiscal year 2013 compensation, the Compensation Committee sought and received input from its consultant regarding the base salaries for the Chief Executive Officer and each of his direct reports, the award levels and performance targets relating to the short-term incentive program for executive officers, and the individual stock-based compensation awards for executive officers, as well as the related vesting schedules.

              After reviewing the data and considering the input, the Compensation Committee established (and the full Board of Directors was advised of) the base salary, short-term incentive target and long-term stock-based compensation award for each Named Executive Officer. In establishing individual compensation, the Compensation Committee also considered the input of the Chief Executive Officer, as well as the individual experience and performance of each executive.

              In determining the compensation of our Chief Executive Officer, our Compensation Committee focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity, (ii) the importance of retaining a chief executive officer with the strategic, financial and leadership skills necessary to ensure our continued growth and success, (iii) our Chief Executive Officer's role relative to the other Named Executive Officers, (iv) input from the full Board of Directors on our Chief Executive Officer's performance and (v) the considerable length of our Chief Executive Officer's 18 years of service to the Company. Aon/Radford advised the Compensation Committee that the base salary, annual performance targets and short-term incentive target opportunity, and equity-based compensation established by the Compensation Committee for fiscal year 2013 were competitive for chief executive officers leading companies of similar size and complexity in the semiconductor industry. Our Chief Executive Officer was not present during the voting or deliberations of the Compensation Committee concerning his compensation. As stated above, however, the Compensation Committee did consider the recommendations of the Chief Executive Officer regarding the compensation of all of his direct reports, including the other Named Executive Officers.

  Response to Stockholder Vote on Executive Compensation at 2013 Annual Meeting

              At our 2013 Annual Meeting of stockholders, approximately 94% of the votes cast approved the compensation of the Company's named executive officers as disclosed in the proxy statement delivered to our stockholders in connection with the 2013 Annual Meeting. We understood this to mean that stockholders generally approved of our compensation policies and determinations in 2013. However, our Compensation Committee still undertook a review of our compensation policies and determinations following the 2013 Annual Meeting. Our Compensation Committee retains the services of Aon/Radford to assist it with that review and to advise it on executive compensation matters. After the review and taking into consideration evolving best practices in executive compensation by public companies generally, upon the recommendation of our Compensation Committee, we determined not to make any significant changes to our executive compensation decisions and policies. The Compensation Committee periodically reviews the goals we would like to achieve through our executive compensation practices and explores ways to modify those practices to either achieve new goals or to enhance our ability to achieve existing goals.

  Components of Compensation

              The key elements of compensation for our Named Executive Officers are base salary, short-term incentives, long-term stock-based incentives, 401(k) plan retirement benefits, medical, dental, vision, life and disability insurance, and financial planning benefits. Consistent with our objective of ensuring that executive compensation is perceived as fair to all employees, the Named Executive Officers do not

P41 | Skyworks Solutions, Inc. – Proxy Statement

receive any retirement benefits beyond those generally available to our full-time employees, and we do not provide medical, dental, vision or other insurance benefits to Named Executive Officers that are different from those offered to other full-time employees.

  Base Salary

              Base salaries provide our executive officers with a degree of financial certainty and stability. The Compensation Committee determines a competitive base salary for each executive officer using the Comparator Group data and input provided by Aon/Radford. Based on these factors, base salaries of the Named Executive Officers for fiscal year 2013 were generally targeted at the Comparator Group median, with consideration given to role, responsibility, performance and length of service. After taking these factors into account, the base salary for each Named Executive Officer for fiscal year 2013 increased on average 4.8% from his base salary in fiscal year 2012, and ranged from an increase of 2.6% to 10.0% (at the time of his promotion to Executive Vice President and Corporate General Manager, Mr. Griffin received a 10% increase in his base salary, which reflected his increased responsibilities).

  Short-Term Incentives

              Our short-term incentive compensation plan for executive officers is established annually by the Compensation Committee. For fiscal year 2013, the Compensation Committee adopted the 2013 Executive Incentive Plan (the "Incentive Plan"). The Incentive Plan established short-term incentive awards that could be earned semi-annually by certain officers of the Company, including the Named Executive Officers, based on the Company's achievement of certain corporate performance goals established on a semi-annual basis. Short-term incentive compensation is intended to motivate and reward executives by tying a significant portion of their total compensation to the Company's achievement of preestablished performance goals that are generally short-term (i.e., less than one year). In connection with the Incentive Plan, the Compensation Committee sets a range of short-term compensation that can be earned by each executive officer pursuant to the Incentive Plan, based on the Comparator Group data, which is expressed as a percentage of the executive officer's base salary and which corresponds to the level of achievement of the performance goals. The low end of that range, referred to as the "threshold" percentage, is equal to the amount of compensation payable to the executive if the level of achievement of each performance goal applicable to the executive was at the minimum set by the Compensation Committee to be eligible to receive a payment for that goal under the Incentive Plan (referred to as the "threshold" level). At the threshold payout level, the short-term compensation was designed to result in a payout less than the median short-term compensation of the Comparator Group. The middle of the range, referred to as the "target" percentage, is equal to the amount of short-term compensation payable to the executive if the level of achievement of each performance goal applicable to the executive met the expectations set by the Compensation Committee (referred to as the "target" level). Achievement of all performance goals at the "target" level would result in a short-term compensation payout equal to the "target" percentage, which is designed to be the median short-term compensation of the Comparator Group. The high end of the range, referred to as the "maximum" percentage, is equal to the amount of compensation payable to the executive if the level of achievement of each performance goal applicable to the executive reached the high-end target set by the Compensation Committee for such goal (referred to as the "maximum" level). Achievement of all performance goals at the "maximum" level would result in a short-term compensation payout at the "maximum" level, which is designed to be above the median short-term compensation of the Comparator Group. Absent an exercise of discretion by the Compensation Committee, the total short-term compensation paid to each executive would not exceed the "maximum" percentage and, in the event that the level of achievement of all performance goals was below the "threshold" level, no

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short-term compensation payment would be made to the executive. The following table shows the range of short-term compensation that each Named Executive Officer could earn in fiscal year 2013 as a percentage of such executive officer's annual base salary.

	Threshold	Target	Maximum
Chief Executive Officer	75%	150%	300%
Chief Financial Officer	37.5%	75%	150%
Executive Vice President	40%	80%	160%
Senior Vice President, Worldwide Operations	35%	70%	140%
Vice President and General Counsel	27.5%	55%	110%

              The actual total amount of short-term compensation payable to an executive depends on the level of achievement of each performance goal assigned to him. As in fiscal year 2012, for fiscal year 2013, the Compensation Committee split the Incentive Plan into two six-month performance periods, with the executive eligible to earn up to half of his annual short-term incentive compensation with respect to each six-month period. For the first half of fiscal year 2013, the Compensation Committee established performance goals based on achieving non-GAAP gross margin and non-GAAP operating income targets. Each of the two performance goals was weighted equally (50% each) toward each Named Executive Officer's payment for such period under the Incentive Plan. For the second half of fiscal year 2013, the Compensation Committee established performance goals based solely on achieving non-GAAP gross margin targets, with each Named Executive Officer's payment for such period under the Incentive Plan dependent 100% on performance against such metric.

              The non-GAAP Gross Margin performance goal is based on the Company's non-GAAP gross margin, which it calculates by excluding from GAAP gross profit for the applicable period, stock compensation expense, restructuring-related charges and acquisition-related expenses. The non-GAAP Operating Income performance goal is based on the Company's non-GAAP operating income, which it calculates by excluding from GAAP operating income for the applicable period, stock compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses and certain deferred executive compensation.

              The Compensation Committee determines with respect to each performance goal the "threshold," "target" and "maximum" levels of achievement, which correspond to the matching descriptions set forth above. For Company performance goals, the levels of achievement will be consistent across the executives to which such goals apply. The Compensation Committee sets the performance goals, weightings and "threshold," "target" and "maximum" levels of achievement on a semi-annual basis.

              At the end of each six-month period, the Compensation Committee determines the total amount of short-term compensation payable to each executive for such period by comparing the actual level of achievement of each performance goal assigned to such executive against the "threshold," "target" and "maximum" levels of achievement that it set for that performance goal. The Compensation Committee determines the amount of short-term compensation the executive is eligible to receive with respect to each performance goal as follows:

  •
  If the level of achievement for that performance goal falls below the "threshold" level, then the executive will not earn any short-term compensation with respect to that performance goal (absent an exercise of discretion by the Compensation Committee).

P43 | Skyworks Solutions, Inc. – Proxy Statement

  •
  If the level of achievement for that performance goal is equal to the "threshold," "target" or "maximum" level, then the executive earns the product obtained by multiplying (i) the "threshold," "target" or "maximum" percentage, as applicable, times (ii) the executive's base salary for the relevant six-month period times (iii) the weighting assigned to that performance goal.

  •
  If the level of achievement for the performance goal falls in between either the "threshold" and "target" levels or the "target" and "maximum" levels, the executive would earn short-term compensation equal to the short-term compensation payable at the "threshold" or "target" level, respectively, plus a pro rata amount of the difference between the short-term compensation payable for that performance goal at, respectively, the "threshold" and "target" levels or the "target" and "maximum" levels.

  •
  Absent an exercise of discretion by the Compensation Committee, if the level of achievement for the performance goal exceeds the "maximum" level, the executive will only earn the amount payable for achievement at the "maximum" level.

              The computation of each executive's short-term compensation under the Incentive Plan is not a weighted average of the level of achievement across all performance goals, but rather an evaluation of each performance goal individually, a determination of the portion of the total eligible bonus allocated to that performance goal that can be earned and a summation of those amounts.

              The target level performance goals established by the Compensation Committee under the Incentive Plan are based on the Company's historical operating results and growth rates as well as the Company's expected future results, and are designed to require significant effort and operational success on the part of our executives and the Company. The maximum level performance goals established by the Compensation Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Compensation Committee believes should be rewarded. Typically, financial performance goals are set with the expectation that the "target" level will be higher than the consensus analyst estimates for the Company.

              The Incentive Plan stipulated that all payouts to executives under the Incentive Plan were conditioned upon the Company achieving a performance goal based on non-GAAP operating income (after accounting for any incentive award payments, including those to be made under the Incentive Plan) at the "threshold" level. In addition, pursuant to the terms of the Incentive Plan, actual payments for the first six-month performance period are capped at 80% of the award earned, with 20% of the award held back until the end of the fiscal year to ensure sustained financial performance. Any amounts held back are subsequently paid after the end of the fiscal year provided that the financial performance established in the first six months of the year is sustained throughout the fiscal year and that the executive remains employed with the Company at the time of payment. The Compensation Committee retains the discretion, based on the recommendation of the Chief Executive Officer, to make payments even if the threshold performance metrics are not met or to make payments in excess of the maximum level if the Company's performance exceeds the maximum metrics. The Compensation Committee believes it is appropriate to retain this discretion in order to make short-term compensation awards in extraordinary circumstances.

P44 | Skyworks Solutions, Inc. – Proxy Statement

              For fiscal year 2013, the Company's level of achievement of each performance goal was as follows:

              The Company's actual non-GAAP operating income and non-GAAP gross margin achieved in the first half of fiscal year 2013 each fell between the respective target and maximum performance levels, resulting in potential short-term compensation awards with respect to each such metric proportionate to the extent such performance fell between the target and maximum performance levels. Specifically, each of the Named Executive Officers was eligible for a short-term compensation award for the first half of fiscal year 2013 with respect to non-GAAP operating income and non-GAAP gross margin equal to 145.00% and 119.90%, respectively, of the target payment level, which resulted in a total potential award equal to 132.45% of the target payment level for such Named Executive Officer. The Compensation Committee exercised its discretion to reduce the potential Incentive Plan award payable to each Named Executive Officer for the first half of fiscal year 2013 to 124.45% of the target payment level for such Named Executive Officer, in order to increase payments to certain employees who participated in a non-executive short-term incentive compensation plan maintained by the Company. The aggregate incentive payments made by the Company under both the Incentive Plan and the non-executive short-term incentive plan were equal to the payments that would have been made had the Compensation Committee not exercised any discretion. Consistent with the Incentive Plan (and the other non-executive employee incentive plans), actual incentive payments for the first half performance period of fiscal year 2013 were capped at 80% of the award earned, with 20% of the award held back until the end of the fiscal year to ensure sustained financial performance. The amount held back was subsequently paid after the end of fiscal year 2013 since the Company sustained its financial performance throughout fiscal year 2013.

              The Company's actual non-GAAP gross margin achieved in the second half of fiscal year 2013 fell between the threshold and target performance levels, which translated into short-term compensation awards proportionate to the distance such performance fell between the threshold and

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target performance levels. As a result, each of the Named Executive Officers earned a short-term compensation award for the second half of fiscal year 2013 equal to 70.00% of the target payment level for such Named Executive Officer. For the full fiscal year 2013, the total payment under the Incentive Plan to each of the Named Executive Officers was approximately 97.23% of the target payment level for such Named Executive Officer.

  Long-Term Stock-Based Compensation

              The Compensation Committee generally makes long-term stock-based compensation awards to executive officers on an annual basis. Long-term stock-based compensation awards are intended to align the interests of our executive officers with our stockholders, and to reward our executive officers for increases in stockholder value over long periods of time (i.e., greater than one year). It is the Company's practice to make stock-based compensation awards to executive officers in November of each year at a prescheduled Compensation Committee meeting. For fiscal year 2013, the Compensation Committee made awards to each of the Named Executive Officers on November 8, 2012, at a regularly scheduled Compensation Committee meeting. Stock options awarded to the Named Executive Officers at the meeting had an exercise price equal to the closing price of the Company's common stock on the meeting date.

              In making stock-based compensation awards to executive officers for fiscal year 2013, the Compensation Committee first reviewed the Comparator Group data to determine the percentage of the total number of outstanding shares of stock that companies in the Comparator Group typically made available for annual awards under employee equity compensation programs. The Compensation Committee then set the number of shares of the Company's common stock that would be made available for annual executive officer equity awards at approximately the median of the Comparator Group after its evaluation of the Company's business needs for attraction and retention of executives, internal and external circumstances impacting the Company and its employees, and proxy advisor (e.g., ISS) guidelines. The Compensation Committee then reviewed the Comparator Group by executive position to determine the allocation of the available shares among the executive officers from the overall pool the Compensation Committee made available for equity awards for fiscal year 2013. The Compensation Committee then used that data and the Comparator Group data to determine a dollar value equivalent for the long-term equity-based award for each executive officer. Forty percent (40%) of that dollar equivalent value served as the basis for determining a number of stock options to award to the executive using an estimated Black-Scholes value, and the remaining sixty percent (60%) of the dollar equivalent value served as the basis for determining a number of performance share awards ("PSAs") for the executive using the fair market value of the Company's common stock on the date of such award and an assumption that the Company would achieve the "target" level of performance required to earn the PSA. The Compensation Committee's rationale for awarding PSAs is to further align the executive's interest with those of the Company's stockholders by using equity awards that will vest only if the Company achieves preestablished performance metrics. A description of the PSAs, the method by which they vest and the related performance metrics is set forth below in the "Grants of Plan-Based Awards Table."

  Other Compensation and Benefits

              We also provide other benefits to our executive officers that are intended to be part of a competitive overall compensation program and are not tied to any company performance criteria. Consistent with the Compensation Committee's goal of ensuring that executive compensation is perceived as fair to all stakeholders, the Company offers medical, dental, vision, life and disability

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insurance plans to executive officers under the same terms as such benefits are offered to all other employees. Additionally, executive officers are permitted to participate in the Company's 401(k) Savings and Investment Plan and Employee Stock Purchase Plan under the same terms as all other employees. The Company does not provide executive officers with any enhanced retirement benefits (i.e., executive officers are subject to the same limits on contributions as other employees, as the Company does not offer any supplemental executive retirement plan or other similar non-qualified deferred compensation plan), and they are eligible for 401(k) company-match contributions under the same terms as other employees. In fiscal year 2013, the Company offered executives the opportunity to participate in financial planning services through The Ayco Company, L.P. ("Ayco"), at a cost of up to $14,060 per executive paid by the Company. In fiscal year 2013, all of the Named Executive Officers received financial planning services through Ayco. Mr. Aldrich, however, elected to pay personally for such services.

              In prior fiscal years certain executive officers were provided an opportunity to participate in the Company's Executive Compensation Plan (the "Executive Compensation Plan"), an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation. As a result of deferred compensation legislation under Section 409A of the IRC, effective December 31, 2005, the Company no longer permits employees to make contributions to the plan. Upon retirement, as defined in the Executive Compensation Plan, or other separation from service, or, if so elected, upon any earlier change of control of the Company, a participant is entitled to a payment of his or her vested account balance, either in a single lump sum or in annual installments, as elected in advance by the participant. Although the Company had discretion to make additional contributions to the accounts of participants while the Executive Compensation Plan was active, it never did so. Mr. Aldrich is the only Named Executive Officer who participated in the Executive Compensation Plan while it was active.

  Severance and Change-of-Control Benefits

              None of our executive officers, including the Named Executive Officers, has an employment agreement that provides a specific term of employment with the Company. Accordingly, the employment of any such employee may be terminated at any time. We do provide certain benefits to our Named Executive Officers upon certain qualifying terminations of employment and in connection with terminations of employment under certain circumstances following a change of control. A description of the material terms of our severance and change-of-control arrangements with the Named Executive Officers can be found immediately below and further below under "Potential Payments Upon Termination or Change of Control."

              The Company believes that severance protections can play a valuable role in recruiting and retaining superior talent. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. These agreements also protect the Company as the Named Executive Officers are bound by restrictive non-compete and non-solicit covenants for two years after termination of employment. Outside of the change-of-control context, each Named Executive Officer is entitled to severance benefits if his employment is involuntarily terminated by the Company without cause and, in the case of the Chief Executive Officer, if he terminates his own employment for good reason (as defined in the agreement). In addition, provided he forfeits certain equity awards and agrees to serve on the Company's Board of Directors for a minimum of two years, the Chief Executive Officer is entitled to certain severance benefits upon termination of his employment for any reason. The Compensation Committee believes that this provision facilitates his retention with the Company. The level of each Named Executive Officer's

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severance or other termination benefit is generally tied to his respective annual base salary and any short-term incentive earned.

              Additionally, each Named Executive Officer would receive enhanced severance and other benefits if his employment is terminated under certain circumstances in connection with a change of control of the Company. These benefits are described in detail further below under "Potential Payments Upon Termination or Change of Control." The Named Executive Officers are also entitled to receive a tax gross-up payment (with a $500,000 cap for Named Executive Officers other than the Chief Executive Officer) if they become subject to the golden parachute excise tax imposed by Section 4999 of the IRC, as the Company believes that the executives should be able to receive their contractual rights to severance without being subject to punitive excise taxes. In addition, upon the occurrence of a change of control, each Named Executive Officer's outstanding unvested stock options and restricted stock awards (if any) will fully vest, and his outstanding PSAs will be deemed earned as to (a) the "target" performance level if the change of control occurs during the performance period or (b) the number of shares deemed earned under the award based on actual performance if the performance period ends on or before the change of control occurs.

              The Company believes these enhanced severance benefits and accelerated vesting are appropriate because the occurrence, or potential occurrence, of a change-of-control transaction would likely create uncertainty regarding the continued employment of executive officers that typically occurs in a change-of-control context, and such severance benefits and accelerated vesting encourage the Named Executive Officers to remain employed with the Company through the change-of-control process and to focus on enhancing stockholder value both before and during the process. In addition, the vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their equity awards because of a change of control of the Company.

  Executive Officer Stock Ownership Requirements

              We have adopted Executive Stock Ownership guidelines with the objective of more closely aligning the interests of our executive officers (including our Named Executive Officers) with those of our stockholders. Under the Executive Officer Ownership guidelines, our Chief Executive Officer is required to hold the lower of (a) the number of shares with a fair market value equal to six (6) times his current base salary or (b) 382,200 shares; our Chief Financial Officer, Executive Vice President and Senior Vice President, Worldwide Operations, are each required to hold the lower of (a) the number of shares with a fair market value equal to two and one-half (2 1/2) times his current base salary or (b) 89,800, 95,000 or 92,500 shares, respectively; and our Vice President and General Counsel is required to hold the lower of (a) the number of shares with a fair market value equal to two (2) times his current base salary or (b) 65,000 shares. For purposes of the Executive Stock Ownership guidelines, the fair market value of the Company's common stock is the average closing price per share of the Company's common stock as reported on the NASDAQ Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12)-month period ending with the determination date. As of March 19, 2014, all of our Named Executive Officers were in compliance with the stock ownership guidelines.

  Compliance with Internal Revenue Code Section 162(m)

              Section 162(m) of the IRC generally disallows a tax deduction for compensation in excess of $1 million paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer.

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              Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if applicable requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the compensation of our executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and our stockholders, after taking into consideration changing business conditions and the performance of our employees.

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Compensation Tables for Named Executive Officers

  Summary Compensation Table

              The following table summarizes compensation earned by, or awarded or paid to, our Named Executive Officers for fiscal year 2013, fiscal year 2012 and fiscal year 2011.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David J. Aldrich	2013	677,846	2,482,480	1,634,185	991,702	14,435	5,800,648
President and	2012	657,523	1,717,200	1,310,910	358,963	13,948	4,058,544
Chief Executive Officer	2011	635,100	2,856,000	1,549,862	955,830	12,880	6,009,672
Donald W. Palette	2013	392,846	640,640	380,675	288,031	23,854	1,726,046
Vice President and	2012	373,277	667,800	436,970	122,374	12,533	1,612,954
Chief Financial Officer	2011	357,800	952,000	516,621	350,243	11,318	2,187,982
Liam K. Griffin	2013	435,692	800,800	543,822	342,234	19,523	2,142,071
Executive Vice President	2012	397,846	667,800	436,970	180,863	20,471	1,703,950
and Corporate General Manager	2011	378,100	952,000	516,621	425,650	44,480	2,316,851
Bruce J. Freyman	2013	388,923	560,560	326,293	265,426	25,366	1,566,568
Senior Vice President,	2012	378,923	610,560	393,273	86,674	24,762	1,494,192
Worldwide Operations	2011	368,900	952,000	516,621	385,148	24,042	2,246,711
Mark V.B. Tremallo	2013	342,923	320,320	199,401	183,951	26,446	1,073,041
Vice President, General	2012	333,031	343,440	218,485	79,929	25,842	1,000,727
Counsel and Secretary	2011	313,000	595,000	328,759	249,128	11,873	1,497,760

(1)
The amounts in the Stock Awards and Option Awards columns represent the grant date fair values, computed in accordance with the provisions of FASB ASC Topic 718—Compensation—Stock Compensation ("ASC 718") of stock options and PSAs awarded during the applicable fiscal year, without regard to estimated forfeiture rates. For fiscal years 2011, 2012 and 2013, the maximum grant date fair values of the Stock Awards would be two times (2 x) the amount shown in the table. For a description of the assumptions used in calculating the fair value of equity awards in 2013 under ASC 718, see Note 8 of the Company's financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on November 18, 2013.

(2)
Reflects amounts paid to the Named Executive Officers pursuant to the executive incentive plan adopted by the Compensation Committee for each year indicated. For the first and second half of fiscal year 2011, as well as the first half of fiscal year 2013, the portion of the respective executive incentive plan attributable to Company performance above the "target" performance metric was paid in the form of unrestricted common stock of the Company as follows: Mr. Aldrich (FY 2011: $318,830; FY 2013: $165,502), Mr. Palette (FY 2011: $98,943; FY 2013: $48,069), Mr. Griffin (FY 2011: $159,650; FY 2013: $57,114), Mr. Freyman (FY 2011: $126,148; FY 2013: $44,296) and Mr. Tremallo (FY 2011: $70,378; FY 2013: $30,699). The number of shares awarded in lieu of cash was based on the fair market value of the Company's common stock on May 11, 2011, and November 10, 2011, with respect to fiscal year 2011, and May 7, 2013, and November 7, 2013, with respect to fiscal year 2013, which are the respective dates that the payments under the respective executive incentive plans were approved by the Compensation Committee. For fiscal year 2012, no common stock was awarded in lieu of cash

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  since the Company did not exceed any "target" performance metric included in the 2012 executive incentive plan.

(3)
"All Other Compensation" includes the Company's contributions to the executive's 401(k) Plan account, the cost of group term life insurance premiums, and financial planning services.

  Grants of Plan-Based Awards Table

              The following table summarizes all grants of plan-based awards made to the Named Executive Officers in fiscal year 2013, including incentive awards payable under our Fiscal Year 2013 Executive Incentive Plan.

								All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David J. Aldrich		510,000	1,020,000	2,040,000
	11/8/2012				62,000	124,000	248,000			2,482,480	(5)
	11/8/2012							180,300	20.02	1,634,185	(6)
Donald W. Palette		148,125	296,250	592,500
	11/8/2012				16,000	32,000	64,000			640,640	(5)
	11/8/2012							42,000	20.02	380,675	(6)
Liam K. Griffin		176,000	352,000	704,000
	11/8/2012				20,000	40,000	80,000			800,800	(5)
	11/8/2012							60,000	20.02	543,822	(6)
Bruce J. Freyman		136,500	273,000	546,000
	11/8/2012				14,000	28,000	56,000			560,560	(5)
	11/8/2012							36,000	20.02	326,293	(6)
Mark V.B. Tremallo		94,600	189,200	378,400
	11/8/2012				8,000	16,000	32,000			320,320	(5)
	11/8/2012							22,000	20.02	199,401	(6)

(1)
The amounts shown represent the potential value of awards earned under the Incentive Plan. The amounts actually paid to the Named Executive Officers under the Incentive Plan are shown above in the "Summary Compensation Table" under "Non-Equity Incentive Plan Compensation." For a more complete description of the Incentive Plan, please see description above under "Components of Compensation—Short-Term Incentives."

(2)
The amounts shown represent PSAs granted on November 8, 2012, under the Company's Amended and Restated 2005 Long-Term Incentive Plan (the "FY13 PSAs"). The FY13 PSAs have both "performance" and "continued employment" conditions that must be met in order for the executive to receive shares underlying the award.

The "performance" condition guides the initial eligibility of the grantee to receive shares under the PSA and compares the non-GAAP operating margin achieved (related to 50% of the shares underlying the award) and the key product design wins obtained (related to the other 50% of the shares underlying the award) during the performance period against a range of preestablished targets. The Compensation Committee determines the "threshold" or minimum level of performance that would be acceptable to the Company to justify a payout. The "maximum" level represents a best-case performance scenario. The middle of the range is referred to by the Company as the "target" level and represents the expected performance of

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  the Company. The number of shares issuable under the FY13 PSAs corresponds to the level of achievement of the performance goals. The "target" number of shares is determined with reference to the competitive level of long-term equity compensation determined by the Compensation Committee in the manner described above. Performance at the "threshold" level results in an issuance of a number of shares equal to one-half (1/2) the "target" number of shares, and performance at the "maximum" level results in the issuance of a number of shares equal to two times (2 x) the "target" number of shares. Performance in between either the "threshold" and "target" levels or the "target" and "maximum" levels results in an issuance of a number of shares between the number of shares issuable under the FY13 PSAs at, respectively, the "threshold" and "target" levels or the "target" and "maximum" levels.

The "continued employment" condition of the FY13 PSAs provides that, to the extent that the non-GAAP operating margin and key product design win performance metrics are met for the fiscal year, then twenty-five percent (25%) of the total shares for which the performance metric was met would be issuable to the executive on the first anniversary of the grant date, twenty-five percent (25%) of such shares would be issuable to the executive on the second anniversary of the grant date, and the remaining fifty percent (50%) of such shares would be issuable to the executive on the third anniversary of the grant date, provided that the executive remains employed by the Company through each such vesting date. In the event of termination by reason of death or permanent disability, the holder of an FY13 PSA (or his or her estate) would receive any shares that would have been issuable thereunder during the remaining term of the award (i.e., earned but unissued shares).

(3)
The options vest over four years at a rate of 25% per year commencing one year after the date of grant and on each subsequent anniversary of the grant date for the following three years, provided the executive remains employed by the Company. Options may not be exercised more than three months after the executive ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for specific periods not exceeding one year following termination.

(4)
Stock options awarded to executive officers have an exercise price equal to the closing price of the Company's common stock on the grant date.

(5)
Reflects the grant date fair value of the FY13 PSAs, computed in accordance with the provisions of ASC 718 assuming performance at the "target" level and using a price of $20.02 per share, which was the closing sale price of the Company's common stock on the NASDAQ Global Select Market on November 8, 2012.

(6)
Reflects the grant date fair value of the stock options granted to the Named Executive Officer on November 8, 2012, computed in accordance with the provisions of ASC 718 using the Black-Scholes model of option valuation. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. For a description of the assumptions used in calculating the fair value of equity awards in 2013 under ASC 718, see Note 8 of the Company's financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on November 18, 2013.

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  Outstanding Equity Awards at Fiscal Year End Table

              The following table summarizes the unvested stock awards and all stock options held by the Named Executive Officers as of the end of fiscal year 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
David J. Aldrich	180,000	—	9.33	11/6/2014	70,765(6)	1,752,849
	170,000	—	7.18	11/4/2015	104,306(7)	2,583,660
	187,500	62,500(2)	12.07	11/10/2016	232,004(8)	5,746,739
	82,500	82,500(3)	23.80	11/9/2017
	37,500	112,500(4)	19.08	11/10/2018
	—	180,300(5)	20.02	11/8/2019
Donald W. Palette	60,000	20,000(2)	12.07	11/10/2016	23,588(6)	584,275
	13,750	27,500(3)	23.80	11/9/2017	40,564(7)	1,004,770
	12,500	37,500(4)	19.08	11/10/2018	59,872(8)	1,483,029
	—	42,000(5)	20.02	11/8/2019
Liam K. Griffin	25,000	—	7.18	11/4/2015	23,588(6)	584,275
	20,000	20,000(2)	12.07	11/10/2016	40,564(7)	1,004,770
	13,750	27,500(3)	23.80	11/9/2017	74,840(8)	1,853,787
	12,500	37,500(4)	19.08	11/10/2018
	—	60,000(5)	20.02	11/8/2019
Bruce J. Freyman	22,500	—	7.18	11/4/2015	23,588(6)	584,275
	56,250	18,750(2)	12.07	11/10/2016	37,087(7)	918,645
	27,500	27,500(3)	23.80	11/9/2017	52,388(8)	1,297,651
	11,250	33,750(4)	19.08	11/10/2018
	—	36,000(5)	20.02	11/8/2019
Mark V.B. Tremallo	16,250	—	7.18	11/4/2015	14,743(6)	365,184
	12,500	12,500(2)	12.07	11/10/2016	20,861(7)	516,727
	17,500	17,500(3)	23.80	11/9/2017	29,936(8)	741,515
	6,250	18,750(4)	19.08	11/10/2018
	—	22,000(5)	20.02	11/8/2019

(1)
Reflects a price of $24.77 per share, which was the closing sale price of the Company's common stock on the NASDAQ Global Select Market on September 27, 2013.

(2)
These options were granted on November 10, 2009, and vested at a rate of 25% on each anniversary of the grant date until they became fully vested on November 10, 2013.

(3)
These options were granted on November 9, 2010, and vest at a rate of 25% on each anniversary of the grant date through November 9, 2014.

(4)
These options were granted on November 10, 2011, and vest at a rate of 25% on each anniversary of the grant date through November 10, 2015.

(5)
These options were granted on November 8, 2012, and vest at a rate of 25% on each anniversary of the grant date through November 8, 2016.

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(6)
Represents shares issuable under the PSAs granted on November 9, 2010, under the Company's 2005 Long-Term Incentive Plan (the "FY11 PSAs"). The FY11 PSAs vested at a rate of 33 1/3% on each anniversary of the grant date until they became fully vested on November 9, 2013.

(7)
Represents shares issuable under the PSAs granted on November 10, 2011, under the Company's 2005 Long-Term Incentive Plan (the "FY12 PSAs"). The FY12 PSAs vest at a rate of 33 1/3% on each anniversary of the grant date through November 10, 2014.

(8)
Represents shares issuable under the FY13 PSAs (awarded on November 8, 2012, as described in footnote 2 of the "Grants of Plan-Based Awards Table" above). With respect to the FY13 PSAs, the Company achieved 93.55% of the "maximum" level of performance and, accordingly, on November 8, 2013, the Company issued twenty-five percent (25%) of the number of shares earned by each executive under his FY13 PSA. Twenty-five percent (25%) of the shares earned under the FY13 PSAs will be issued on November 8, 2014, and the remaining fifty percent (50%) of the shares earned will be issued on November 8, 2015, provided the executive meets the continued employment condition.

  Option Exercises and Stock Vested Table

              The following table summarizes the Named Executive Officers' option exercises and stock award vesting during fiscal year 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David J. Aldrich	130,000	2,152,833	207,000	4,290,005
Donald W. Palette	22,500	412,200	72,205	1,496,682
Liam K. Griffin	—	—	72,205	1,496,682
Bruce J. Freyman	—	—	68,434	1,418,226
Mark V.B. Tremallo	—	—	42,650	883,869

(1)
The value realized on exercise is determined by multiplying (a) the number of shares for which the stock options were exercised, by (b) the excess of the closing price of our common stock on the NASDAQ Global Select Market on the applicable exercise date over the applicable exercise price per share of the stock options.

(2)
The value realized upon vesting is determined by multiplying (a) the number of shares underlying the stock awards that vested, by (b) the closing price of our common stock on the NASDAQ Global Select Market on the applicable vesting date.

  Nonqualified Deferred Compensation Table

              As described above under "Components of Compensation—Other Compensation and Benefits," Mr. Aldrich is the only Named Executive Officer who participated in the Executive Compensation Plan while it was active, and he elected to be paid his aggregate account balance under the plan in a single lump sum upon his future retirement or other separation from service. Mr. Aldrich's

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contributions are credited with earnings/losses based upon the performance of the investments he selects.

              The following table summarizes Mr. Aldrich's aggregate earnings and aggregate account balance under the Executive Compensation Plan in fiscal year 2013. In fiscal year 2013, there were no withdrawals by or distributions to Mr. Aldrich.

Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(1)
David J. Aldrich	150,217	994,014

(1)
Balance as of September 27, 2013. This amount consists of Mr. Aldrich's individual contributions and the return/(loss) generated from the investment of those contributions. The full amount of Mr. Aldrich's individual contributions was previously reported as compensation to Mr. Aldrich in the Summary Compensation Tables of the fiscal years in which such contributions were made.

  Potential Payments Upon Termination or Change of Control

  Chief Executive Officer

              In January 2008, the Company entered into an amended and restated Change of Control / Severance Agreement with Mr. Aldrich (the "Aldrich Agreement"). The Aldrich Agreement sets out severance benefits that become payable if, within two (2) years after a change of control, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) voluntarily terminates his employment. The severance benefits provided to Mr. Aldrich in such circumstances will consist of the following: (i) a lump sum payment equal to two and one-half times (2 1/2 x) the sum of (A) his annual base salary immediately prior to the change of control and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which the change of control occurs or (y) the target annual short-term incentive award for the year in which the change of control occurs); (ii) all then-outstanding stock options will remain exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for a period of eighteen (18) months after the termination date. The foregoing payments are subject to a gross-up payment for any applicable excise taxes incurred under Section 4999 of the IRC. Additionally, in the event of a change of control, the Aldrich Agreement provides for full acceleration of the vesting of all then-outstanding stock options and restricted stock awards and partial acceleration of any outstanding PSAs.

              The Aldrich Agreement also sets out severance benefits outside of a change of control that become payable if, while employed by the Company, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Aldrich under either of these circumstances will consist of the following: (i) a lump sum payment equal to two times (2 x) the sum of (A) his annual base salary immediately prior to such termination and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three (3) years prior to the year in which the termination occurs or (y) the target annual short-term incentive award for the year in which the termination occurs); and (ii) full acceleration of the vesting of all outstanding stock options and restricted stock awards, with such stock

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options to remain exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), and, with respect to any PSAs outstanding, shares subject to such award would have been deemed earned to the extent any such shares would have been earned pursuant to the terms of such award as of the day prior to the date of such termination (without regard to any continued service requirement) (collectively, "Severance Benefits"). In the event of Mr. Aldrich's death or disability, all outstanding stock options will vest in full and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

              In addition, the Aldrich Agreement provides that if Mr. Aldrich voluntarily terminates his employment after January 1, 2010, subject to certain notice requirements and his availability to continue to serve on the Board of Directors of the Company and as chairman of a committee thereof for up to two (2) years, he shall be entitled to the Severance Benefits; provided however, that all Company stock options, stock appreciation rights, restricted stock, and any other equity-based awards, which were both (a) granted to him in the eighteen (18) month period prior to such termination and (b) scheduled to vest more than two (2) years from the date of such termination, will be forfeited.

              The Aldrich Agreement is intended to be compliant with Section 409A of the IRC. Additionally, the Aldrich Agreement requires Mr. Aldrich to sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and contains non-compete and non-solicitation provisions applicable to him while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment.

              On November 23, 2010, the Company modified the Aldrich Agreement as follows: (1) the initial term of the Agreement was extended for three (3) years until January 22, 2014, after which time the Agreement will renew on an annual basis for up to five (5) additional one (1) year periods, unless at least 90 days prior to the end of the then-current term, either party provides written notice that the Aldrich Agreement should not be extended; and (2) in order to ensure that any PSAs issued to Mr. Aldrich continue to be treated as performance based compensation under Section 162(m) of the IRC, the Agreement was amended such that if Mr. Aldrich is involuntarily terminated or terminates his employment for good reason or for no reason, he will be entitled to receive only the number of performance shares under outstanding PSAs that he would have received had he actually remained employed through the end of the performance period applicable to such PSAs. All other terms and conditions of the Agreement remain the same.

              The terms "change of control," "cause," and "good reason" are each defined in the Aldrich Agreement.

  Other Named Executive Officers

              In January 2008, the Company entered into Change of Control / Severance Agreements with each of Donald W. Palette, Liam K. Griffin, Bruce J. Freyman, and Mark V.B. Tremallo (each a "COC Agreement"). Each COC Agreement sets out severance benefits that become payable if, within twelve (12) months after a change of control, the executive either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to the executive in such circumstances will consist of the following: (i) a payment equal to two times (2 x) the sum of (A) his annual base salary immediately prior to the change of control and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three (3) years prior to the year in which the change of control occurs or (y) the target annual short-term incentive award

P56 | Skyworks Solutions, Inc. – Proxy Statement

for the year in which the change of control occurs), which payment will be made in a single lump sum, except in the case of Mr. Freyman, who will receive the payment in a series of equal biweekly installments over a twelve (12) month period; (ii) all then-outstanding stock options will remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for eighteen (18) months after the termination date. The foregoing payments are subject to a gross-up payment limited to a maximum of $500,000 for any applicable excise taxes incurred under Section 4999 of the IRC. Additionally, in the event of a change of control, each COC Agreement provides for full acceleration of the vesting of all then-outstanding stock options and restricted stock awards and partial acceleration of any outstanding PSAs.

              Each COC Agreement also sets out severance benefits outside a change of control that become payable if, while employed by the Company, the executive is involuntarily terminated without cause. The severance benefits provided to the executive under such circumstance will consist of the following: (i) a payment equal to the sum of (x) his then-current annual base salary and (y) any short-term incentive award then due, which payment will be made in a single lump sum, except in the case of Mr. Freyman, who will receive the payment in a series of equal biweekly installments over a twelve (12) month period; and (ii) all then-vested outstanding stock options will remain exercisable for a period of twelve (12) months after the termination date (but not beyond the expiration of their respective maximum terms). In the event of the executive's death or disability, all outstanding stock options will vest and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

              Each COC Agreement is intended to be compliant with Section 409A of the IRC and had an initial two (2) year term, which was thereafter renewed on an annual basis for five (5) additional years. Additionally, each COC Agreement requires that the executive sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and, except for Mr. Freyman's COC Agreement, each contains non-compete and non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment. Mr. Freyman's COC Agreement contains non-solicitation provisions applicable to him while he is employed by the Company and for a period of twelve (12) months following the termination of his employment.

              The terms "change of control," "cause," and "good reason" are each defined in the COC Agreements. Change of control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of Skyworks; (ii) a change, without approval by the Board of Directors, of a majority of the Board of Directors of Skyworks; (iii) the acquisition of Skyworks by means of a reorganization, merger, consolidation or asset sale; or (iv) the approval of a liquidation or dissolution of Skyworks. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of Skyworks; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in base compensation or authority, duties or responsibility, (ii) a material change in office location, or (iii) any action or inaction constituting a material breach by Skyworks of the terms of the agreement.

P57 | Skyworks Solutions, Inc. – Proxy Statement

              The following table summarizes the payments and benefits that would be made to the Named Executive Officers under their change of control/severance agreements with the Company in the following circumstances as of September 27, 2013:

  •
  termination without cause or for good reason in the absence of a change of control;

  •
  termination without cause or for good reason after a change of control;

  •
  after a change of control not involving a termination of employment for good reason or for cause; and

  •
  in the event of termination of employment because of death or disability.

P58 | Skyworks Solutions, Inc. – Proxy Statement

              The accelerated equity values in the table reflect a price of $24.77 per share, which was the closing sale price of the Company's common stock on the NASDAQ Global Select Market on September 27, 2013. The table does not reflect any equity awards made after September 27, 2013.

Name	Benefit	Termination w/o Cause or for Good Reason, Outside Change of Control ($)	Termination w/o Cause or for Good Reason, After Change of Control ($)	Change of Control w/o Termination ($)	Death/ Disability ($)
David J. Aldrich(1)(2)	Salary and Short-Term Incentive	3,400,000(4)	4,250,000(5)	—	—
	Accelerated Options	2,370,325	2,370,325	2,370,325	2,370,325
	Accelerated Restricted Stock	—	—	—	—
	Accelerated Performance Shares	10,083,248	10,083,248	10,083,248	10,083,248
	Medical	—	21,714	—	—
	Excise Tax Gross-Up(3)	—	—	—	—

	TOTAL	15,853,573	16,725,287	12,453,573	12,453,573

Donald W. Palette(2)	Salary and Short-Term Incentive	395,000(6)	1,382,500(4)	—	—
	Accelerated Options	—	693,550	693,550	693,550
	Accelerated Restricted Stock	—	—	—	—
	Accelerated Performance Shares	—	3,072,074	3,072,074	3,072,074
	Medical	—	23,805	—	—
	Excise Tax Gross-Up(3)	—	—	—	—

	TOTAL	395,000	5,171,929	3,765,624	3,765,624

Liam K. Griffin(2)	Salary and Short-Term Incentive	440,000(6)	1,584,000(4)	—	—
	Accelerated Options	—	779,050	779,050	779,050
	Accelerated Restricted Stock	—	—	—	—
	Accelerated Performance Shares	—	3,442,832	3,442,832	3,442,832
	Medical	—	23,805	—	—
	Excise Tax Gross-Up(3)	—	—	—	—

	TOTAL	440,000	5,829,687	4,221,882	4,221,882

Bruce J. Freyman(2)	Salary and Short-Term Incentive	390,000(6)	1,326,000(4)	—	—
	Accelerated Options	—	627,838	627,838	627,838
	Accelerated Restricted Stock	—	—	—	—
	Accelerated Performance Shares	—	2,800,571	2,800,571	2,800,571
	Medical	—	23,805	—	—
	Excise Tax Gross-Up(3)	—	—	—	—

	TOTAL	390,000	4,778,214	3,428,409	3,428,409

Mark V.B. Tremallo(2)	Salary and Short-Term Incentive	344,000(6)	1,066,400(4)	—	—
	Accelerated Options	—	386,913	386,913	386,913
	Accelerated Restricted Stock	—	—	—	—
	Accelerated Performance Shares	—	1,623,426	1,623,426	1,623,426
	Medical	—	21,714	—	—
	Excise Tax Gross-Up(3)	—	—	—	—

	TOTAL	344,000	3,098,453	2,010,339	2,010,339

(1)
A "Good Reason" termination in connection with a change of control for Mr. Aldrich includes voluntarily terminating employment following such change of control. In the event Mr. Aldrich voluntarily terminated his employment on September 27, 2013, outside of a change of control, he would have received a total of $12,551,991, consisting of the following: cash ($3,400,000); accelerated options ($1,942,113); and accelerated PSAs ($7,209,878).

(2)
Excludes the value of accrued vacation/paid time off required by law to be paid upon termination. For Mr. Aldrich, excludes any distributions under the Executive Compensation Plan (see the discussion above regarding this inactive plan in the "Nonqualified Deferred Compensation Table").

P59 | Skyworks Solutions, Inc. – Proxy Statement

(3)
Other than for Mr. Aldrich, each Named Executive Officer's excise tax gross-up is capped at $500,000. Based on the assumptions set forth in the table above, no Named Executive Officer would have received any excise tax gross-up upon a termination of employment on September 27, 2013.

(4)
Represents an amount equal to two times (2 x) the sum of (A) the Named Executive Officer's annual base salary as of September 27, 2013, and (B) his Incentive Plan payment at the "target" level (since greater than the three (3) year average of actual incentive payments).

(5)
Represents an amount equal to two and one-half times (2 1/2 x) the sum of (A) Mr. Aldrich's annual base salary as of September 27, 2013, and (B) his Incentive Plan payment at the "target" level (since greater than the three (3) year average of actual incentive payments).

(6)
Represents an amount equal to the Named Executive Officer's annual base salary as of September 27, 2013.

P60 | Skyworks Solutions, Inc. – Proxy Statement

Director Compensation

  Cash Compensation

              Prior to January 2014, non-employee directors of the Company were paid, in quarterly installments, an annual retainer of $55,000. Effective as of January 2014, the annual retainer for non-employee directors was increased to $57,500, with a further increase to $60,000 scheduled to become effective on January 1, 2015. Additional annual retainers for Chairman and/or committee service (paid in quarterly installments) are as follows: the Chairman of the Board ($40,000, which increased to $50,000 effective as of January 2014); the Chairman of the Audit Committee ($20,000); the Chairman of the Compensation Committee ($15,000); the Chairman of the Nominating and Governance Committee ($10,000); non-chair member of Audit Committee ($10,000); non-chair member of Compensation Committee ($7,500); and non-chair member of Nominating and Corporate Governance Committee ($5,000). In addition, the Compensation Committee continues to retain discretion to recommend to the full Board of Directors that additional cash payments be made to a non-employee director for extraordinary service during a fiscal year.

  Equity Compensation

              Currently, any newly appointed non-employee director will receive an initial equity grant composed of a combination of a stock option and restricted stock having an aggregate value of approximately $220,000, with such value allocated equally (i.e., 50%/50%) between the stock option and the restricted stock, and with the stock option having an exercise price equal to the fair market value of the common stock on the date of grant. Following the 2013 Annual Meeting of stockholders, each non-employee director who was reelected at the meeting received a restricted stock award having a value of approximately $155,000. Effective as of January 2014, following each annual meeting of stockholders, each non-employee director who is reelected will receive a restricted stock award having a value of approximately $170,000. The number of shares issued to non-employee directors pursuant to initial restricted stock grants and annual restricted stock grants is determined by dividing the approximate value of the award, as disclosed above, by the average closing price per share of the Company's common stock as reported on the NASDAQ Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for each trading day during the 30 consecutive trading day period ending on, and including, the grant date. Unless otherwise determined by the Board of Directors, any nonqualified stock options awarded under the 2008 Director Long-Term Incentive Plan will vest in four (4) equal annual installments on the anniversary of the date of grant, and any restricted stock awards under the 2008 Director Long-Term Incentive Plan will vest in three (3) equal annual installments on the anniversary of the date of grant. In the event of a change of control of the Company, the outstanding options and restricted stock under the 2008 Director Long-Term Incentive Plan will become fully exercisable and deemed fully vested, respectively.

              No director who is also an employee receives separate compensation for services rendered as a director. David J. Aldrich is currently the only director who is also an employee of the Company.

P61 | Skyworks Solutions, Inc. – Proxy Statement

  Director Compensation Table

              The following table summarizes the compensation paid to the Company's non-employee directors for fiscal year 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Total ($)
David J. McLachlan, Chairman	106,250	163,636	(2)	—	269,886
Kevin L. Beebe	71,250	163,636	(2)	—	234,886
Moiz M. Beguwala(3)	51,250	187,661	(4)	—	238,911
Timothy R. Furey	73,750	163,636	(2)	—	237,386
Balakrishnan S. Iyer	73,750	163,636	(2)	—	237,386
Thomas C. Leonard(5)	53,750	476,331	(6)	—	530,081
David P. McGlade	66,250	163,636	(2)	—	229,886
Robert A. Schriesheim	81,250	163,636	(2)	—	244,886

(1)
The non-employee members of the Board of Directors who held such positions on September 27, 2013, held the following aggregate number of unexercised options and unvested restricted stock awards as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Shares of Restricted Stock
David J. McLachlan, Chairman	30,000	13,155
Kevin L. Beebe	45,000	13,155
Timothy R. Furey	30,000	13,155
Balakrishnan S. Iyer	21,000	13,155
David P. McGlade	90,000	13,155
Robert A. Schriesheim	60,000	13,155
(2)
Reflects the grant date fair value of 7,215 restricted shares of the Company's common stock granted on May 7, 2013, to each non-employee director elected at the 2013 Annual Meeting of stockholders, computed in accordance with the provisions of ASC 718 using a price of $22.68 per share, which was the closing sale price of the Company's common stock on the NASDAQ Global Select Market on May 7, 2013.

(3)
Mr. Beguwala did not stand for reelection to the Board of Directors in the Company's 2013 Annual Meeting of stockholders and ceased to be a director effective as of May 6, 2013. In connection with the cessation of Mr. Beguwala's tenure as a director, the Compensation Committee of the Company's Board of Directors recommended and the Board of Directors approved the following actions: (1) the extension of the exercise period for his outstanding stock options to the earlier of (a) the original option expiration date or (b) May 6, 2014, and (2) the vesting in full of 8,145 restricted shares of the Company's common stock on May 6, 2013, that would have otherwise not vested by such date. The 8,145 restricted shares that were accelerated to vest on May 6, 2013, would have vested in full according to their terms on or prior to May 11, 2013, had Mr. Beguwala continued as a director until such date. Immediately following the cessation of his service as a director on May 6, 2013, Mr. Beguwala held unexercised stock options to purchase 60,000 shares of the Company's common stock, and he held no outstanding unvested shares of restricted stock.

P62 | Skyworks Solutions, Inc. – Proxy Statement

(4)
Reflects the grant date fair value of 8,145 restricted shares that were accelerated on May 6, 2013, computed in accordance with the provisions of ASC 718 using a price of $23.04 per share, which was the closing sale price of the Company's common stock on the NASDAQ Global Select Market on May 6, 2013.

(5)
Mr. Leonard retired from the Board of Directors effective as of July 30, 2013. In connection with Mr. Leonard's retirement, the Compensation Committee of the Company's Board of Directors recommended and the Board of Directors approved the following actions: (a) the extension of the exercise period for his outstanding stock options to the earlier of (i) the original option expiration date or (ii) July 30, 2014, and (b) the vesting in full of 13,155 restricted shares of the Company's common stock on July 30, 2013, that would have otherwise not vested by such date. Immediately following his retirement on July 30, 2013, Mr. Leonard held unexercised stock options to purchase 3,750 shares of the Company's common stock, and he held no outstanding unvested shares of restricted stock.

(6)
Reflects the sum of (a) the grant date fair value of 7,215 restricted shares granted to Mr. Leonard on May 7, 2013, upon his reelection to the Board of Directors (see note 2 above), and (b) the grant date fair value of 13,155 restricted shares that were accelerated on July 30, 2013, computed in accordance with the provisions of ASC 718 using a price of $23.77 per share, which was the closing sale price of the Company's common stock on the NASDAQ Global Select Market on July 30, 2013.

  Director Stock Ownership Requirements

              We have adopted Director Stock Ownership guidelines with the objective of more closely aligning the interests of our directors with those of our stockholders. The minimum number of shares of our common stock that the Director Ownership guidelines require non-employee directors to hold while serving in their capacity as directors is the director base compensation (currently $55,000) multiplied by five (5), divided by the fair market value of the Company's common stock (rounded to the nearest 100 shares). For purposes of the Director Stock Ownership program, the fair market value of the Company's common stock is the average closing price per share of the Company's common stock as reported on the NASDAQ Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12)-month period ending with the determination date. As of March 19, 2014, the Director Ownership guidelines require non-employee directors to hold a minimum of 11,100 shares, and all directors were in compliance with such guidelines as of such date (with the exception of Ms. King, who is not required to comply with the guidelines until the fifth anniversary of her appointment to the Board of Directors).

P63 | Skyworks Solutions, Inc. – Proxy Statement

 Equity Compensation Plan Information

              As of September 27, 2013, the Company has the following equity compensation plans under which its equity securities were authorized for issuance to its employees and/or directors:

  •
  the 1999 Employee Long-Term Incentive Plan;

  •
  the Directors' 2001 Stock Option Plan;

  •
  the Non-Qualified Employee Stock Purchase Plan;

  •
  the 2002 Employee Stock Purchase Plan;

  •
  the 2005 Long-Term Incentive Plan;

  •
  the 2008 Director Long-Term Incentive Plan;

  •
  the AATI 1998 Amended Stock Plan; and

  •
  the AATI 2005 Equity Incentive Plan.

              Except for the 1999 Employee Long-Term Incentive Plan (the "1999 Employee Plan") and the Non-Qualified Employee Stock Purchase Plan (the "Non-Qualified ESPP"), each of the foregoing equity compensation plans was approved by the Company's stockholders.

              A description of the material features of each non-stockholder approved plan is provided below under "1999 Employee Long-Term Incentive Plan" and "Non-Qualified Employee Stock Purchase Plan."

              The following table presents information about these plans as of September 27, 2013.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	9,062,768	(1)	16.76	19,210,642	(2)
Equity compensation plans not approved by security holders	1,671,180		7.95	407,941	(3)

TOTAL	10,733,948		15.39	19,618,583

(1)
Excludes 1,791,384 unvested restricted shares and 2,987,110 unvested shares under PSAs, which figure assumes achievement of performance goals under the FY13 PSAs at target levels.

(2)
Includes 1,562,793 shares available for future issuance under the 2002 Employee Stock Purchase Plan, 16,838,696 shares available for future issuance under the 2005 Long-Term Incentive Plan, and 809,153 shares available for future issuance under the 2008 Director

P64 | Skyworks Solutions, Inc. – Proxy Statement

  Long-Term Incentive Plan. No further grants will be made under the Directors' 2001 Stock Option Plan, the AATI 1998 Amended Stock Plan or the AATI 2005 Equity Incentive Plan.

(3)
Represents shares available under the Non-Qualified ESPP. No further grants will be made under the 1999 Employee Plan.

  1999 Employee Long-Term Incentive Plan

              The 1999 Employee Plan provided for the grant of non-qualified stock options to purchase shares of the Company's common stock to employees, other than officers and non-employee directors. The term of these options may not exceed 10 years. The 1999 Employee Plan contains provisions, which permit restrictions on vesting or transferability, as well as continued exercisability upon a participant's termination of employment with the Company, of options granted thereunder. The 1999 Employee Plan provides for full acceleration of the vesting of options granted thereunder upon a "change in control" of the Company, as defined in the 1999 Employee Plan. The Board of Directors generally may amend, suspend or terminate the 1999 Employee Plan in whole or in part at any time, provided that any amendment that affects outstanding options be consented to by the holder of the options. As of April 26, 2009, no additional grants were issuable under the 1999 Employee Long-Term Incentive Plan.

  Non-Qualified Employee Stock Purchase Plan

              The Company also maintains the Non-Qualified ESPP to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase, by means of payroll deductions, of shares of the Company's common stock at a discount from the market price of the common stock at the time of purchase. The Non-Qualified ESPP is intended for use primarily by employees of the Company located outside the United States. Under the plan, eligible employees may purchase common stock through payroll deductions of up to 10% of compensation. The price per share is the lower of 85% of the market price at the beginning or end of each six-month offering period.

P65 | Skyworks Solutions, Inc. – Proxy Statement

 Compensation Committee Report

              The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2014 Annual Meeting of stockholders.

THE COMPENSATION COMMITTEE
Kevin L. Beebe Timothy R. Furey, Chairman David P. McGlade Robert A. Schriesheim

P66 | Skyworks Solutions, Inc. – Proxy Statement

Security Ownership of Certain
Beneficial Owners and Management

              To the Company's knowledge, the following table sets forth the beneficial ownership of the Company's common stock as of March 19, 2014, by the following individuals or entities: (i) each person or entity who beneficially owns 5% or more of the outstanding shares of the Company's common stock as of March 19, 2014; (ii) the Named Executive Officers (as defined above under "Information about Executive and Director Compensation"); (iii) each director and nominee for director; and (iv) all executive officers and directors of the Company, as a group.

              Beneficial ownership is determined in accordance with the rules of the SEC, is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of March 19, 2014, there were 189,314,466 shares of Skyworks common stock issued and outstanding.

              In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within sixty (60) days of March 19, 2014, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Names and Addresses of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)		Percent of Class
FMR LLC	16,163,513	(3)	8.54%
BlackRock, Inc.	12,784,083	(4)	6.75%
Wellington Management Company, LLP	12,336,321	(5)	6.52%
The Vanguard Group, Inc.	10,099,381	(6)	5.33%
David J. Aldrich	826,647	(7)	(*)
Kevin L. Beebe	101,715		(*)
Bruce J. Freyman	179,718	(7)	(*)
Timothy R. Furey	59,215		(*)
Liam K. Griffin	164,674	(7)	(*)
Balakrishnan S. Iyer	58,797		(*)
Christine King	3,955		(*)
David P. McGlade	146,715		(*)
David J. McLachlan	89,315		(*)
Donald W. Palette	173,499	(7)	(*)
Robert A. Schriesheim	56,715		(*)
Mark V.B. Tremallo	111,732	(7)	(*)
All directors and executive officers as a group (12 persons)	1,972,697	(7)	1.04%

*
Less than 1%

(1)
Unless otherwise set forth in the following notes, each person's address is the address of the Company's principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, and stockholders have sole voting and sole investment power with respect to the shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

P67 | Skyworks Solutions, Inc. – Proxy Statement

(2)
Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of March 19, 2014 (the "Current Options"), as follows: Mr. Aldrich—493,825 shares under Current Options; Mr. Beebe—45,000 shares under Current Options; Mr. Freyman—133,851 shares under Current Options; Mr. Furey—15,000 shares under Current Options; Mr. Griffin—112,500 shares under Current Options; Mr. Iyer—21,000 shares under Current Options; Mr. McGlade—90,000 shares under Current Options; Mr. McLachlan—30,000 shares under Current Options; Mr. Palette—128,000 shares under Current Options; Mr. Tremallo—73,000 shares under Current Options; directors and executive officers as a group (12 persons)—1,142,176 shares under Current Options.

(3)
Consists of shares beneficially owned by FMR LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as a result of its sole ownership of Fidelity Management & Research Company ("Fidelity Research"), Fidelity SelectCo, LLC ("SelectCo"), and Strategic Advisers, Inc. ("Strategic Advisers"), its indirect ownership of Pyramis Global Advisors Trust Company ("PGATC"), and shares beneficially owned by FIL Limited ("FIL"). Fidelity Research, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 15,319,572 shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 that hold the shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Research, and the Fidelity Funds each have sole power to dispose of the 15,319,572 shares owned by the funds. SelectCo, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 13,197 shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 that hold the shares. Edward C. Johnson 3d and FMR LLC, through its control of SelectCo, and the SelectCo Funds each have sole power to dispose of the 13,197 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Strategic Advisers, Inc., a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 146 shares as a result of acting as an investment adviser to various individuals. PGATC, an indirect wholly owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 30,598 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole voting and dispositive power over 30,598 shares owned by institutional accounts managed by PGATC. FIL and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under Rule 13d-1(b)(1)(ii), is the beneficial owner of 800,000 shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. Of the shares beneficially owned, FMR LLC has sole voting power with respect to 831,148 shares and

P68 | Skyworks Solutions, Inc. – Proxy Statement

sole dispositive power with respect to 16,163,513 shares. The address of Fidelity Research and Strategic Advisers, Inc. is 245 Summer Street, Boston, MA 02210. The address of SelectCo is 1225 17th Street, Suite 1100, Denver, CO 80202. The address of PGATC is 900 Salem Street, Smithfield, Rhode Island, 02917. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. With respect to the information relating to the FMR LLC and its affiliated entities, the Company has relied on information supplied by FMR LLC on a Schedule 13G/A filed with the SEC on February 14, 2014.

(4)
Consists of shares beneficially owned by BlackRock, Inc. ("BlackRock"), in its capacity as a parent holding company of various subsidiaries under Rule 13d-1(b)(1)(ii)(G). In its capacity as a parent holding company or control person, BlackRock has sole voting power with respect to 11,787,738 shares and sole dispositive power with respect to 12,784,083 which are held by the following of its subsidiaries: BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Life Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Capital Management, BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co Ltd, BlackRock Investment Management (Australia) Limited and BlackRock Investment Management (UK) Ltd. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY, 10022. With respect to the information relating to the BlackRock and its affiliated entities, the Company has relied on information supplied by BlackRock on a Schedule 13G/A filed with the SEC on January 30, 2014.

(5)
Consists of shares beneficially owned by Wellington Management Company, LLP ("Wellington"), which has shared voting power with respect to 5,989,771 shares and shared dispositive power with respect to 12,336,321 shares. With respect to the information relating to Wellington, the Company has relied on information supplied by Wellington on a Schedule 13G filed with the SEC on February 14, 2014. The address of Wellington is 280 Congress Street, Boston, MA 02210.

(6)
Consists of shares beneficially owned by The Vanguard Group, Inc. ("Vanguard"), which has sole voting power with respect to 118,644 shares, sole dispositive power with respect to 9,994,937 shares and shared dispositive power with respect to 104,444 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 104,444 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 14,200 shares as a result of its serving as investment manager of Australian investment offerings. With respect to the information relating to Vanguard, the Company has relied on information supplied by Vanguard on a Schedule 13G filed with the SEC on February 11, 2014. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Includes shares held in the Company's 401(k) Savings and Investment Plan as of March 19, 2014.

P69 | Skyworks Solutions, Inc. – Proxy Statement

 Other Proposed Action

              As of the date of this Proxy Statement, the directors know of no other business that is expected to come before the Annual Meeting. However, if any other business should be properly presented to the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our equity securities to file reports of holdings and transactions in securities of Skyworks with the SEC. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to us, and written representations provided to us, with respect to fiscal year 2013, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our common stock with respect to such fiscal year were timely made.

Solicitation Expenses

              Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of the Company, who will receive no additional compensation for any such services. We have retained Phoenix Advisory Partners to assist in the solicitation of proxies, at a cost to the Company of approximately $8,000, plus reasonable out-of-pocket expenses.

Electronic Delivery of Proxy Materials

              We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder's address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail or via the Internet.

Annual Report on Form 10-K

              A copy of our 2013 Annual Report accompanies this Proxy Statement. You also may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for fiscal year 2013, as filed with the SEC, via the Company's website at http://www.skyworksinc.com, or upon written request addressed to Investor Relations, Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617.

P70 | Skyworks Solutions, Inc. – Proxy Statement

Stockholder List

              A list of stockholders of record as of March 19, 2014, will be available for inspection during ordinary business hours at our headquarters at 20 Sylvan Road, Woburn, MA 01801, from April 25, 2014, to May 6, 2014, as well as at our Annual Meeting.

Stockholder Proposals

              Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in order to be considered for inclusion in the proxy materials for the Company's 2015 Annual Meeting of stockholders, a stockholder's proposal must meet the requirements of Rule 14a-8 under the Exchange Act and be delivered in writing to the Secretary of the Company at its principal executive offices at 20 Sylvan Road, Woburn, MA 01801, no later than November 26, 2014. The submission of a stockholder proposal does not guarantee that it will be included in the proxy materials for the Company's 2015 Annual Meeting.

              According to the applicable provisions of our By-laws, if a stockholder wishes to nominate a candidate to serve as a director or to present a proposal at our 2015 Annual Meeting outside the processes of Rule 14a-8 that will not be considered for inclusion in the proxy materials for such meeting, then the stockholder must give written notice to our Corporate Secretary at the address noted above no earlier than January 6, 2015, and no later than February 5, 2015. In the event that the 2015 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company's 2014 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address above no earlier than 120 days prior to the date of the 2015 Annual Meeting and no later than the later of 90 days prior to the 2015 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2015 Annual Meeting is first made by the Company. A proposal that is submitted outside of these time periods will not be considered to be timely and, pursuant to Rule 14a-4(c)(1) under the Exchange Act and if a stockholder properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have "discretionary" authority to vote on the stockholder's proposal. Even if a stockholder makes timely notification, the proxies may still exercise "discretionary" authority in accordance with the SEC's proxy rules.

              OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT A PROXY PROMPTLY IN ONE OF THE FOLLOWING WAYS: (A) BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE; (B) BY COMPLETING AND SUBMITTING YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; OR (C) BY COMPLETING AND SUBMITTING YOUR PROXY VIA THE INTERNET BY VISITING THE WEBSITE ADDRESS LISTED ON THE PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

P71 | Skyworks Solutions, Inc. – Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS OF SKYWORKS SOLUTIONS, INC. May 6, 2014 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and proxy card are available at www.skyworksinc.com/annualreport. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, partnership, limited liability company or other entity, please sign full entity name by duly authorized officer, giving full title as such. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. 1. To elect the following eight individuals nominated to serve as directors of the Company with terms expiring at the next annual meeting of stockholders. David J. McLachlan David J. Aldrich Kevin L. Beebe Timothy R. Furey Balakrishnan S. Iyer Christine King David P. McGlade Robert A. Schriesheim 2. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2014. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company's Proxy Statement. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 00003333333333001000 4 050614 I/We will attend the annual meeting. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, partnership, limited liability company or other entity, please sign full entity name by duly authorized officer, giving full title as such. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF STOCKHOLDERS OF SKYWORKS SOLUTIONS, INC. May 6, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the website. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 00003333333333001000 4 050614 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and proxy card are available at www.skyworksinc.com/annualreport. 1. To elect the following eight individuals nominated to serve as directors of the Company with terms expiring at the next annual meeting of stockholders. David J. McLachlan David J. Aldrich Kevin L. Beebe Timothy R. Furey Balakrishnan S. Iyer Christine King David P. McGlade Robert A. Schriesheim 2. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2014. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company's Proxy Statement. I/We will attend the annual meeting. FOR AGAINST ABSTAIN

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 SKYWORKS SOLUTIONS, INC. Proxy for Annual Meeting of Stockholders May 6, 2014 SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints David J. Aldrich and Mark V.B. Tremallo, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Skyworks Solutions, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on May 6, 2014, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts, or at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 26, 2014, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT A PROXY PROMPTLY IN ONE OF THE FOLLOWING WAYS: (A) BY COMPLETING, SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE; (B) BY COMPLETING AND SUBMITTING YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE OTHER SIDE OF THIS PROXY CARD; OR (C) BY COMPLETING AND SUBMITTING YOUR PROXY VIA THE INTERNET BY VISITING THE WEBSITE ADDRESS LISTED ON THE OTHER SIDE OF THIS PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. (Continued and to be signed on the reverse side)